SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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W. P. Carey & Co. LLC
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W. P. Carey & Co. LLC
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders To Be Held Thursday, June 11, 2009
QUESTIONS & ANSWERS
PROPOSAL ONE
ELECTION OF DIRECTORS
NOMINATING PROCEDURES
NOMINEES FOR THE BOARD OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
BOARD COMMITTEE MEMBERSHIP ROSTER
DIRECTOR COMPENSATION TABLE -- FISCAL 2008
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
PROPOSAL TWO
APPROVAL OF ADOPTION OF 2009 SHARE INCENTIVE PLAN
PROPOSAL THREE APPROVAL OF ADOPTION OF 2009 NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS -- FISCAL 2008
OUTSTANDING EQUITY AWARDS -- FISCAL 2008
OPTION EXERCISES AND STOCK VESTED -- FISCAL 2008
PENSION PLANS
NONQUALIFIED DEFERRED COMPENSATION -- FISCAL 2008
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS AND OTHER COMMUNICATIONS
DIRECTOR INDEPENDENCE
CODE OF ETHICS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS OF W. P. CAREY & CO. LLC

April 30, 2009

Notice of Annual Meeting of Shareholders
To Be Held Thursday, June 11, 2009

Dear W. P. Carey & Co. LLC Shareholder:

The 2009 Annual Meeting of Shareholders of W. P. Carey & Co. LLC will be held at TheTimesCenter, 242 West 41st Street, New York, New York, 10018, on Thursday, June 11, 2009 at 4:00 p.m. for the following purposes:

•	To elect twelve Directors for 2009;

•	To approve the W. P. Carey & Co. LLC 2009 Share Incentive Plan;

•	To approve the W. P. Carey & Co. LLC 2009 Non-Employee Directors’ Incentive Plan;

•	To transact such other business as may properly come before the meeting and any adjournment thereof.

Only shareholders who owned stock at the close of business on April 16, 2009 are entitled to vote at the meeting. W. P. Carey & Co. LLC mailed the attached Proxy Statement, proxy card and its Annual Report to shareholders on or about May 1, 2009.

By Order of the Board of Directors

Susan C. Hyde
Managing Director and Secretary

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by using the telephone or through the Internet. Instructions for using these services are set forth on the enclosed proxy card. You may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it and mailing it in the business reply envelope provided. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

Important Notice Regarding Availability of Proxy Materials
For the 2009 Annual Meeting of Shareholders to Be Held on June 11, 2009

This Proxy Statement and the Annual Report to Shareholders
are available at www.proxyvote.com

W. P. CAREY & CO. LLC

PROXY STATEMENT
MAY 1, 2009

QUESTIONS & ANSWERS

The accompanying Proxy is solicited by the Board of Directors of W. P. Carey & Co. LLC, a Delaware limited liability company, for use at its annual meeting of shareholders (the “Annual Meeting”) to be held at TheTimesCenter, 242 West 41st Street, New York, New York, 10018 on Thursday, June 11, 2009 at 4:00 p.m., or any adjournment thereof. As used herein, “W. P. Carey & Co.,” the “Company,” “we,” and “us” refer to W. P. Carey & Co. LLC. References in this Proxy Statement to W. P. Carey & Co. LLC or the Company include W. P. Carey & Co. LLC’s affiliates and subsidiaries, except where the context otherwise indicates.

Who is soliciting my proxy?

The Directors of W. P. Carey & Co. LLC are sending you this Proxy Statement and enclosed proxy.

Why did I receive a Notice in the mail regarding the Internet availability of the proxy materials this year instead of a paper copy of the proxy materials?

This year, we are pleased to be using a rule of the Securities and Exchange Commission, also known as the SEC, that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a Notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the Notice.

Why didn’t I receive a Notice about the Internet availability of the proxy materials?

We are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice about the Internet availability of the proxy materials.

How can I access the proxy materials over the Internet?

Your Notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet.

How may I obtain a paper copy of the proxy materials?

Shareholders receiving a Notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their Notice. All shareholders who do not receive the Notice will receive a paper copy of the proxy materials by mail.

Who is entitled to vote?

W. P. Carey & Co. LLC’s shareholders as of the close of business on April 16, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting.

How do I vote?

You may vote your shares either by attending the Annual Meeting, by telephone, through the Internet, or by mail by following the instructions provided in the Notice or the printed copy of the proxy materials. If you hold your shares in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee to vote your shares. If you are a shareholder of record and received a printed copy of the proxy materials, to vote by proxy, sign and date the enclosed proxy card and return it in the enclosed envelope. If you return your proxy card but fail to mark your voting preference, your shares will be voted FOR each of the nominees, FOR Proposals 2 and 3, and in the discretion of the proxy holders, if any other matter properly comes before the meeting. We suggest that you return a proxy even if you plan to attend the Annual Meeting.

May I revoke my proxy?

Yes, if you are a shareholder of record, you may revoke your proxy at any time before the meeting by notifying W. P. Carey & Co. LLC’s Secretary or submitting a new proxy, or by voting in person at the Annual Meeting. You should mail any notice of revocation of proxy to Susan C. Hyde, Secretary, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, New York 10020.

How many shares may vote?

At the close of business on the Record Date, W. P. Carey & Co. LLC had 39,099,668 shares of its Common Stock outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

What is a quorum?

A quorum is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held.

How many votes are required at the meeting for shareholder approval?

Assuming a quorum is present, with respect to the election of Directors, each share may be voted for as many individuals as there are Directors to be elected. A plurality of all the votes cast shall be sufficient to elect a Director. With respect to Proposals Two and Three, the affirmative vote of a majority of the votes cast by the shareholders, in person or by proxy and entitled to vote, is necessary for approval. Abstentions and broker “non-votes,” which arise when a broker cannot vote on a particular matter because the matter is not routine and the beneficial owner of the shares has not given applicable instructions to the broker, are counted for quorum purposes but are not counted as votes for or against any matter. For these reasons, for any matter before the shareholders at the meeting, abstentions and broker “non-votes” have no effect on whether the votes cast at the meeting are enough for approval of the matter.

How will voting on shareholder proposals be conducted?

We do not know of any other matters that are likely to be brought before the meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment to the extent permitted by applicable law.

Who will pay the cost for this proxy solicitation and how much will it cost?

W. P. Carey & Co. LLC will pay the cost of preparing, assembling and mailing the Notice about Internet availability, this Proxy Statement, the Notice of Meeting and the enclosed proxy card. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our wholly-owned subsidiaries, Carey Asset Management Corp. (Carey Asset Management) and Carey Management Services, Inc. (Carey Management Services) (who will receive no compensation in addition to their regular salaries), to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated to be $30,000 or less, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their expenses in so doing. We expect the total cost of this solicitation, assuming an outside proxy firm is not needed, to be approximately $65,000.

W. P. Carey & Co. LLC will provide shareholders, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, including the financial statements and management’s report of internal controls over financial reporting and schedules attached thereto, but excluding exhibits (the “2008 Form 10-K”), which was filed with the SEC on March 2, 2009, upon written request to Ms. Susan C. Hyde, Director of Investor Relations, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, New York 10020.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, you and the other shareholders will elect twelve Directors, each to hold office until the next annual meeting of shareholders except in the event of death, resignation or removal. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. Currently, the Board is unaware of any circumstances that would result in a nominee being unavailable. All of the nominees are now members of the Board of Directors.

NOMINATING PROCEDURES

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with the information and in the time period required by our By-Laws, which is set forth in more detail in “Shareholder Proposals and Other Communications” below.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee’s qualifications. As set forth in our Corporate Governance Guidelines, there are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks candidates who possess the background, skills, expertise, characteristics and time to make a significant contribution to the Board, W. P. Carey & Co. LLC and its shareholders. At least annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the Directors, as well as the overall composition of the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the balance of management Directors and Independent Directors, the need for Audit Committee or other expertise, and the qualifications of other potential nominees. In connection with its evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

NOMINEES FOR THE BOARD OF DIRECTORS

Unless otherwise specified, proxies will be voted for the election of the named nominees. Detailed information on each nominee for election to the Board of Directors is provided below.

Wm. Polk Carey
AGE: 78
Director Since: 1996

Mr. Carey, Chairman of the Board of Directors of W. P. Carey & Co. LLC, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Mr. Carey also serves as Chairman of the Board of Corporate Property Associates 14 (“CPA®:14”), Corporate Property Associates 15 (“CPA®:15”), Corporate Property Associates 16 – Global (“CPA®:16 – Global”) and Corporate Property Associates 17 – Global (“CPA®:17 – Global” and, together with CPA®:14, CPA®:15, and CPA®:16 – Global, the “CPA REITs”), which are publicly owned, non-traded real estate investment trusts sponsored by the Company. He also served as the Co-Chief Executive Officer of W. P. Carey & Co. LLC, CPA®:14, CPA®:15 and CPA®:16 – Global from 2002 until March 2005. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (subsequently Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (subsequently Lehman Brothers) and Vice Chairman of the Investment Banking Board and Director of Corporate Finance of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania’s Wharton School, Mr. Carey also received his Sc.D. honoris causa from Arizona State University, D.C.S. honoris causa from The City University of New York and D.C.L. honoris causa from the University of the South. He is a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He serves as Chairman and a Trustee of the W. P. Carey Foundation and has served as Chairman of the Penn Institute for Economic Research. In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. Mr. Carey is the brother of Francis J. Carey, a Director.

Gordon F. DuGan
AGE: 42
Director Since: 1997

Mr. DuGan has been President of W. P. Carey & Co. LLC since 1999 and Chief Executive Officer since 2005, having served as co-CEO since 2002. Prior to that, Mr. DuGan served in various capacities, including Deputy Head of Investment. Mr. DuGan serves as Chief Executive Officer of CPA®:14, CPA®:15, CPA®:16 – Global and CPA®:17 – Global and as Director of CPA®:15 and CPA®:17 – Global. Mr. DuGan has served as a Director of CPA®:14 from June 2007 to July 2008, having previously served in that capacity from February 2005 to April 2006, and as a Director of CPA®:16 – Global from December 2003 to July 2008. He serves as a Trustee of the W. P. Carey Foundation. He also serves on the Board of the New York Pops and is a member of the Young Presidents Organization and the Council on Foreign Relations. He recently joined the Advisory Board of The Innocence Project and the Advisory Board of India 2020, Limited – a private equity firm investing in Indian middle-market businesses. He is a former member of the Board of NAREIT. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

Francis J. Carey
AGE: 83
Director Since: 1996

Mr. Carey was elected in 2000 as Vice Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors of W. P. Carey & Co. LLC. Mr. Carey retired from his position as Vice Chairman in March 2005; he continues to serve as Chairman of the Executive Committee and as Chief Ethics Officer of the Company. Mr. Carey served as Chairman, Chief Executive Officer and a Director of Carey Diversified LLC, the predecessor of W. P. Carey & Co. LLC, from 1997 to 2000. From 1987 to 1997, Mr. Carey held various positions with W. P. Carey & Co., Inc., a company wholly-owned by Wm. Polk Carey, and its affiliates, including as President and a Director of W. P. Carey & Co., Inc. and as President and Director of CPA®:10, CIP® and CPA®:12, REITs organized by those entities. Mr. Carey also served as a Director of W. P. Carey & Co., Inc. from its founding in 1973 until 1997 and has been President and a Director of that company from 2001 to the present. He has also served since 1990 as President and a Trustee of the W. P. Carey Foundation. Prior to 1987, he was senior partner in Philadelphia, head of the real estate department nationally, and a member of the Executive Committee of Reed Smith LLP, a law firm. He served as a member of the Executive Committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982, and is a former Chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. He served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990. He has served as a Trustee of Germantown Academy in Fort Washington, Pennsylvania from 1961 to the present and as its President from 1966 to 1972. He has also served as a member of the Board of Trustees and Executive Committee of the Investment Program Association from 1990 to 2000, and as its Chairman from 1998 to 2000, and served on the Business Advisory Council of the Business Council for the United Nations from 1994 to 2002. He has served since 2002 on the Board of Trustees of the Maryland Historical Society and since 2006 as a Vice President and a member of its Executive Committee. Mr. Carey has also served from 2004 to 2007 as Chairman and Senior Warden of St. Martin’s in the Field Episcopal Church in Biddeford Pool, Maine, and currently serves as its Warden at Large. He attended Princeton University, holds A.B. and J.D. degrees from the University of Pennsylvania, and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the brother of Wm. Polk Carey, the Company’s Chairman.

Trevor P. Bond*
AGE: 47
Director Since: 2007

Mr. Bond served as an Independent Director and a member of the Audit Committees of CPA®:14, CPA®:15 and CPA®:16 – Global, from 2005 to April 2007. Mr. Bond has been the managing member of a private investment vehicle investing in real estate limited partnerships Maidstone Investment Co., LLC, since 2002. Mr. Bond served in several management capacities for Credit Suisse First Boston from 1992 to 2002, including: co-founder of CSFB’s Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman Sachs & Co. in New York. Mr. Bond also founded and managed an international trading company from 1985 to 1987 that sourced industrial products in China for U.S. manufacturers. Mr. Bond received an M.B.A. from Harvard University.

Nathaniel S. Coolidge*
AGE: 70
Director Since: 2002

Mr. Coolidge currently serves as Chairman of the Investment Committee. He has previously served as Chairman of the Audit Committee and is currently a member of that Committee. Mr. Coolidge, former Senior Vice President of John Hancock Mutual Life Insurance Company, retired in 1996 after 23 years of service. From 1986 to 1996, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge is a graduate of Harvard University and served as a U.S. Naval officer.

Eberhard Faber, IV*
AGE: 72
Director Since: 1998

Mr. Faber currently serves as Lead Director and Chairman of the Nominating and Corporate Governance Committee. He serves as Chairman of the Board of King’s College in Wilkes-Barre, Pennsylvania. Mr. Faber held various posts with Eberhard Faber Inc., the worldwide manufacturer of writing products and art supplies, serving as Chairman and CEO from 1973 until 1987, when the company merged into Faber-Castell Corporation. He served as a Director of the Federal Reserve Bank of Philadelphia from 1980 to 1986, chairing its Budget and Operations Committee, and was Chairman of the Board of Citizen’s Voice Newspaper from 1992 to 2002. Currently, he is a member of the Northeast Pennsylvania Advisory Board of PNC Bank, N.A., where he served as a Director from 1994 to 1998, a Trustee of the Geisinger Wyoming Valley Hospital and the Eberhard L. Faber Foundation, and a Borough Councilman of Bear Creek Village. In addition to graduating from Princeton University magna cum laude, he was a member of Phi Beta Kappa while serving as Chairman of The Daily Princetonian, and was a Fulbright Scholar and teaching fellow at the University of Caen in France. Mr. Faber also served as a Director of First Eastern Bank from 1986 to 1992 and as the Chairman of the Board from 1992 to 1994, when the bank was sold to PNC Bank, N.A.

Benjamin H. Griswold, IV*
AGE: 68
Director Since: 2006

Mr. Griswold currently serves as Chairman of the Compensation Committee. Mr. Griswold is a partner and chairman of Brown Advisory, a Baltimore-based firm providing asset management and strategic advisory services in the U.S. and abroad. Prior to joining Brown Advisory as senior partner in March 2005, Mr. Griswold had served as Senior Chairman of Deutsche Bank Securities Inc. He had served as Senior Chairman of Deutsche Banc Alex. Brown, the predecessor of Deutsche Bank Securities Inc., since the acquisition of Bankers Trust by Deutsche Bank in 1999. Mr. Griswold began his career at Alex. Brown & Sons in 1967, and became a partner of the firm in 1972. He headed the company’s research department, equity trading and equity division prior to being elected Vice Chairman of the Board and Director in 1984, and Chairman of the Board in 1987. Upon the acquisition of Alex. Brown by Bankers Trust New York Corporation in 1997, he became Senior Chairman of BT Alex. Brown. Mr. Griswold is a member of the boards of Black & Decker, Baltimore Life Insurance and Flowers Foods. A former Director of the New York Stock Exchange, he is active in civic affairs in the Baltimore area and serves on the board of Johns Hopkins University and heads the endowment board of the Baltimore Symphony Orchestra. Mr. Griswold received his B.A. from Princeton University, his M.B.A. from Harvard University and served as a U.S. Army officer.

Dr. Lawrence R. Klein*
AGE: 88
Director Since: 1998

Dr. Klein currently serves as Chairman of the Economic Policy Committee. He is Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. Dr. Klein is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology, and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences, as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including WealthEffect.com, the Federal Reserve Board and the President’s Council of Economic Advisers. Dr. Klein joined W. P. Carey & Co., Inc. in 1984 as Chairman of the Economic Policy Committee and as a Director. He also serves as a Trustee of the W. P. Carey Foundation. Dr. Klein serves as a Director of a software company, Prognoz, in Philadelphia, PA. He is also Chairman of a Panel to survey world economic issues every fortnight at Global Insight, an economic consulting company in Waltham, MA.

Robert E. Mittelstaedt, Jr.*
AGE: 65
Director Since: 2007

Mr. Mittelstaedt currently serves as the Chairman of the Strategic Planning Committee. Mr. Mittelstaedt has served as dean of the W. P. Carey School of Business at Arizona State University since June 2004. He also serves on the Boards of Directors of Innovative Solutions & Support, Inc., Laboratory Corporation of America Inc. and ASU Research Park. Between 1973 and 2004, Mr. Mittelstaedt served in numerous positions at The Wharton School, most recently as Vice Dean, Executive Education, and Director of the Aresty Institute of Executive Education. From 1985-1990 he co-founded, developed and sold Intellego, Inc., a company engaged in practice management, systems development and service bureau billing operations in the medical industry. He formerly served as a member of the corporate Boards of Directors of: A.G. Simpson Automotive, Inc., Dresser Insurance, Inc., HIP Foundation, Inc. and Intelligent Electronics, Inc. He served on the non-profit board of The Methodist Home for Children of Philadelphia. Mr. Mittelstaedt received his B.S. (Mechanical Engineering) from Tulane University and his MBA from the Wharton School at the University of Pennsylvania.

Charles E. Parente*
AGE: 68
Director Since: 2006

Mr. Parente currently serves as Chairman of the Audit Committee. Mr. Parente also serves as Chief Executive Officer of Pagnotti Enterprises, Inc., a diversified holding company whose primary business includes workers’ compensation insurance, real estate, anthracite coal mining preparation and sales, and as Chairman and CEO of CP Media, LLC, a holding company that owns broadcast television stations. Mr. Parente has also served as a Director of Community Bank System, Inc., a bank holding company, and its affiliated bank, Community Bank, N.A., since May 2004. Prior to this, from 1988 through 1993, he served as President and CEO of C-TEC Corporation, a telecommunications and high-technology company. From 1970 through 1987, Mr. Parente was CEO and Managing Partner of Parente Randolph, LLC, the leading independent accounting and consulting firm in Pennsylvania and among the top 30 in the country. Before this, from 1962 through 1970, he was a Principal at Deloitte, Haskins & Sells, a public accounting firm. Mr. Parente is a member of the Board of Directors of: Sordoni Construction Services, Inc., a commercial construction and real estate development company; Circle Bolt & Nut Co., a distributor of industrial products; and Frank Martz Coach Co. & Subsidiaries, a diversified transportation company. He is active with various civic and community organizations, is past Chairman of the Board of Directors of the Wyoming Valley Health Care System, Inc. and is a board member of The Luzerne Foundation and King’s College, where he also served as Chairman from 1989 through 1998. He is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. He graduated cum laude from King’s College in Wilkes-Barre, PA.

Dr. Karsten von Köller*
AGE: 69
Director Since: 2003

Dr. von Köller is currently Chairman of Lone Star Germany GmbH, Deputy Chairman of the Supervisory Board of Corealcredit Bank AG, Deputy Chairman of the Supervisory Board of MHB Bank AG, and Vice Chairman of the Supervisory Board of IKB Deutsche Industriebank AG. Dr. von Köller was Chief Executive Officer of Eurohypo AG until 2003.

Reginald Winssinger*
AGE: 66
Director Since: 1998

Mr. Winssinger is founder and Chairman of National Portfolio, Inc., an Arizona-based firm involved in acquisition, financing, management and construction of commercial, multi-family, industrial and land development real estate projects. He spent ten years at the Winssinger family real estate company, a third-generation Belgian real estate enterprise, before coming to the United States in 1979 to expand their investment activity. Over a 20-year period he created and managed a $500 million portfolio of U.S. real estate investment for U.S. and European investors. He later formed Horizon Real Estate Group, Inc., doing business as NAI Horizon in Phoenix, Arizona, a full service real estate firm providing brokerage, property management, construction management and real estate consulting services. He also serves as a Director of Carey Storage Asset Management, LLC, a subsidiary of the Company. Mr. Winssinger currently manages multiple companies with real estate investments primarily in Arizona, California and Texas. He also serves as a Director of Pierce-Eislen, Inc., and is the Honorary Consul of Belgium to Arizona. He attended the Sorbonne and is an alumnus of the University of California at Berkeley.

* Independent Director

COMMITTEES OF THE BOARD OF DIRECTORS

Members of the Board of Directors have been appointed to serve on various committees of the Board of Directors. The Board of Directors has currently established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, the functions of which are summarized below. The Board of Directors has also established an Executive Committee, which has the authority, subject to certain limitations, to exercise the powers of the Board of Directors during intervals between meetings of the full Board of Directors, an Economic Policy Committee, which is available to render advice on economic policy matters affecting the Company, and a Strategic Planning Committee, which reviews and oversees the Company’s strategic planning processes.

•	Compensation Committee. The Compensation Committee’s responsibilities include setting compensation principles that apply generally to Company employees; reviewing and making recommendations to the Board of Directors with respect to compensation for Directors; reviewing the compensation structure for all current key executives, including incentive compensation plans and equity-based plans; reviewing goals and objectives relevant to Executive Officers’ compensation, evaluating the Executive Officers’ performance and approving their compensation levels and annual and long-term awards; and reviewing and approving the number of shares, price per share and period of duration for stock grants under any approved share incentive plan. There were five Compensation Committee meetings held during 2008.

•	Audit Committee. The Audit Committee has been established to assist the Board of Directors in monitoring the integrity of the financial statements and management’s report of internal controls over financial reporting of the Company, the compliance by the Company with legal and regulatory requirements and the independence, qualifications and performance of the Company’s internal audit function and Independent Registered Public Accounting Firm. Among the responsibilities of the Audit Committee are to engage an Independent Registered Public Accounting Firm, review with the Independent Registered Public Accounting Firm the plans and results of the audit engagement, approve professional services provided by the Independent Registered Public Accounting Firm, review the independence of the Independent Registered Public Accounting Firm and consider the range of audit and non-audit fees. The Committee ratifies the engagement of the internal auditors and reviews the scope of their internal audit plan. The Committee also reviews and discusses with management the internal auditors and the Independent Registered Public Accounting Firm, the Company’s internal controls and reviews the results of the internal audit program. There were eight Audit Committee meetings held during 2008.

•	Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including monitoring implementation of W. P. Carey & Co. LLC’s corporate governance policies. In addition, the Committee develops and reviews background information for candidates for the Board of Directors, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. The Nominating and Corporate Governance Committee met five times during 2008.

The Board has adopted written charters for each of the Compensation, Audit, and Nominating and Corporate Governance Committees, each of which can be viewed on our website, www.wpcarey.com, under the heading “Investor Relations.” Printed copies of each may also be obtained upon a request submitted to our Investor Relations department.

Certain members of the Board are also members of the Investment Committee of Carey Asset Management, a subsidiary of the Company that provides advisory services to the CPA® REITs and may also provide services to the Company. Before a property is acquired by a CPA® REIT, the transaction is reviewed by the Investment Committee to ensure that it satisfies the relevant CPA® REIT’s investment criteria. The Investment Committee is not directly involved in originating or negotiating potential investments but instead functions as a separate and final step in the investment process. In addition, the Investment Committee may at the request of our Board of Directors or Executive Committee also review any initial investment in which W. P. Carey & Co. LLC proposes to engage directly. Directors of W. P. Carey & Co. LLC who also serve on the Investment Committee are Messrs. Bond, Coolidge (Chairman), Klein and von Köller.

Board Meetings and Directors’ Attendance

There were four regular quarterly and three special Board meetings held in 2008, and each Director attended at least seventy-five percent of the aggregate of such meetings and of the meetings held during the year by the Committees of which he was a member. Under our Corporate Governance Guidelines, each Director is required to make every effort to attend each Board meeting, and applicable Committee meetings, except in unavoidable circumstances.

Since December 2006, Eberhard Faber, IV has served as Lead Director. His primary responsibility as Lead Director is to preside over periodic executive sessions of the Board in which management Directors and other members of management will not participate.

BOARD COMMITTEE MEMBERSHIP ROSTER

						Nominating and		Economic		Strategic
Name	Executive		Compensation		Audit	Corporate Governance		Policy		Planning

Wm. Polk Carey	X									X
Gordon F. DuGan	X									X
Francis J. Carey	X	*
Trevor P. Bond			X		X
Nathaniel S. Coolidge					X
Eberhard Faber, IV	X				X	X	*			X
Benjamin H. Griswold, IV	X		X	*		X				X
Lawrence R. Klein						X		X	*
Robert E. Mittelstaedt, Jr.						X				X	*
Charles E. Parente**			X		X*					X
Karsten von Köller								X
Reginald Winssinger			X			X

*	Chairman of Committee

**	Financial Expert

The Board of Directors has determined that none of the Directors who currently serve on the Compensation, Audit, or Nominating and Corporate Governance Committees has a relationship to W. P. Carey & Co. LLC that may interfere with his independence from W. P. Carey & Co. LLC and its management, and therefore all such Directors are “independent” as defined in the Listing Standards of the New York Stock Exchange, which we also refer to in this Proxy Statement as the Exchange. Directors who serve on the Audit Committee also satisfy the SEC’s standards for audit committee membership.

Compensation of the Board of Directors

W. P. Carey & Co. LLC pays its Directors who are not its officers or employees or retired officers or employees fees for their services as Directors. From January 1, 2008 through September 17, 2008, Board meeting annual compensation included a $1,250 cash fee per regular quarterly meeting attended, a retainer of $7,500 in cash payable quarterly (for a total of $30,000 annually), and $7,500 payable quarterly in the form of restricted shares of Common Stock, issuable under the Company’s 1997 Non-Employee Directors’ Incentive Plan. The number of shares of restricted stock issued was calculated by dividing the dollar amount of the quarterly grant by .93, to take into consideration vesting of the shares ratably over three years, and dividing that amount by the closing price of the Common Stock on the date of grant. During 2008, the Board, based on the advice of an independent compensation consultant, Watson Wyatt Worldwide, determined to change certain aspects of Board compensation, commencing with the September 18, 2008 Board meeting: the per meeting cash fee was increased to $1,500 and extended to include telephonic meetings; the annual cash retainer was increased to $50,000; members of the Audit, Compensation, and Nominating and Corporate Governance Committee meetings were to receive a fee of $1,500 per committee meeting; and, subject to the approval of the shareholders at the Annual Meeting, the $7,500 quarterly payment of restricted was replaced by an annual grant of restricted stock units (also referred to in this Proxy Statement as RSUs) with a total value of $50,000, which are immediately vested but are required to be deferred until the Director completes his or her service on the Board, as more fully described under Proposal Three below.

Mr. Griswold receives an additional $10,000 per year for serving as the Chairman of the Compensation Committee and $10,000 per year for serving as a member of the Executive Committee. Mr. Parente receives $10,000 per year for serving as Chairman of the Audit Committee and received $7,500 in 2008 for serving as the Chairman of the Strategic Planning Committee from January 1, 2008 through the September 17, 2008 Board meeting. Mr. Faber receives $10,000 per year for serving as Chairman of the Nominating and Corporate Governance Committee, $10,000 per year for serving as Lead Director and $10,000 per year for serving as a member of the Executive Committee. Mr. Mittelstaedt receives $10,000 per year for serving as Chairman of the Strategic Planning Committee, having received $2,500 in 2008 for serving in that capacity commencing with the September 17, 2008 Board meeting. All of such fees are payable in cash quarterly. Messrs. Bond, Coolidge, Klein and von Köller are also members of the Investment Committee of Carey Asset Management, and each receives a cash fee of $1,500 per Investment Committee meeting attended. Mr. Coolidge receives an additional $20,000 per year cash fee for serving as Chairman of the Investment Committee. In addition, Messrs. Bond, Klein, von Köller and Winssinger are members of the Board of Directors of W. P. Carey International LLC, a subsidiary of the Company that structures net lease transactions on behalf of the CPA® REITs outside of the United States (“WPCI”), for which service they receive $10,000 in annual fees, payable in cash quarterly. Mr. Bond receives an additional $10,000 per year for serving on the Investment Advisory Committee for WPCI-Asia. Mr. von Köller receives an additional $5,000 in fees annually for serving on the Board of Directors of W. P. Carey & Co. BV, a Netherlands subsidiary of the Company that manages international assets for the Company as well as the CPA REITs. Mr. Winssinger is a member of the Board of Directors of Carey Storage Asset Management, a subsidiary of the Company, and he receives $25,000 per year for such Board service, payable in cash monthly. Messrs. Wm. Polk Carey, Francis J. Carey, and DuGan, who are officers or employees of W. P. Carey & Co. LLC and/or its subsidiaries, are also Directors and are not paid any Director fees.

DIRECTOR COMPENSATION TABLE — FISCAL 2008

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
Name	($)	($)	($)	($)

Trevor P. Bond	71,500	28,580	4,011	104,091
Nathaniel S. Coolidge	77,000	27,624	0	104,624
Eberhard Faber, IV	73,500	27,624	0	101,124
Benjamin H. Griswold, IV	60,500	29,317	3,354	93,171
Lawrence R. Klein	70,000	27,624	0	97,624
Robert E. Mittelstaedt, Jr.	44,500	24,814	2,617	71,931
Charles E. Parente	61,000	22,216	2,659	85,875
Karsten von Köller	55,000	27,624	0	82,624
Reginald Winssinger	72,833	27,624	0	100,457

(1)	Amounts in these columns reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Shared Based Payment,” or SFAS 123R, with respect to awards of options and shares of time-based restricted stock, which may include awards made during the indicated year or earlier; however, the estimate of forfeitures related to service-based vesting conditions is disregarded for purposes of this valuation. Awards of restricted stock during 2008 were all made pursuant to the 1997 Non-Employee Directors’ Incentive Plan. There were no option awards, non-equity incentive compensation or nonqualified deferred compensation granted to the Directors during 2008. For each of the Directors, the fair value of their restricted stock awards on the respective grant dates, computed in accordance with SFAS 123R, was: $8,041 on January 1, 2008; $8,057 on April 1, 2008; and $8,045 on July 1, 2008. The assumptions on which these valuations are based are set forth in Note 15 to the consolidated financial statements included in the 2008 Form 10-K. In October 2008, each of the directors received a grant of 1,429 RSUs under the Company’s 2009 Non-Employee Directors’ Incentive Plan, which was adopted by the Board in 2008 and is more fully described in Proposal Three below, subject to the approval of the shareholders of that Plan at the Annual Meeting. These RSUs are not reflected in the table above (or the table below) due to their contingent nature as of December 31, 2008.

The following table reflects Independent Director restricted stock and option awards outstanding as of December 31, 2008.

	Total Restricted	Total Option
	Stock Awards	Awards	Total Option
	Unvested	Unvested	Awards Vested

Trevor P. Bond	2,122	2,667	1,333
Nathaniel S. Coolidge	1,873	0	4,000
Eberhard Faber, IV	1,873	0	0
Benjamin H. Griswold, IV	2,298	2,667	1,333
Lawrence R. Klein	1,873	0	0
Robert E. Mittelstaedt, Jr	1,962	2,667	1,333
Charles E. Parente	2,085	2,667	1,333
Karsten von Köller	1,873	0	4,000
Reginald Winssinger	1,873	0	0

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by each of W. P. Carey & Co. LLC’s nominees for election as Director, each of the named executive officers listed in the Summary Compensation Table below (“NEOs”), all Directors and Executive Officers as a group, and each person known to the Company to own beneficially more than 5% of the Common Stock. Fractional shares are rounded to the nearest full share. The business address of each of the individuals listed is c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020. Except as noted below, none of the shares has been pledged as collateral.

	Amount of Shares
Name of Beneficial Owner	Beneficially Owned(1)	Percentage of Class

Wm. Polk Carey(2)(3)	12,147,869	31.07%
Gordon F. DuGan(2)(4)	724,839	1.54%
Francis J. Carey(2)(5)	499,963	1.28%
Trevor P. Bond(6)	16,150	*
Nathaniel S. Coolidge(10)	9,167	*
Mark J. DeCesaris(2)(7)	64,916	*
Eberhard Faber, IV(8)	30,188	*
Benjamin H. Griswold, IV(6)	97,214	*
Dr. Lawrence R. Klein	3,458	*
Edward V. LaPuma(2)(9)	145,327	*
Robert E. Mittelstaedt(6)	5,877	*
Charles E. Parente(6)	21,377	*
Reginald Winssinger	18,680	*
Dr. Karsten von Köller(10)	11,129	*
Thomas E. Zacharias(2)(11)	223,529	*
All Directors and Executive Officers as a Group (16 individuals)(2)	14,024,432	35.87%

*	Less than 1%

(1)	Beneficial ownership has been determined in accordance with the rules of the SEC. Except as noted, and except for any community property interest owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of which they are identified as being the beneficial owners.

(2)	The amounts shown do not include 1,395 shares that the listed Executive Officer has the right to acquire within 60 days under the Company’s employee stock purchase plan, or ESPP, assuming each individual purchases the maximum number of shares he is eligible to purchase and assuming a per-share purchase price of $17.92 (based on 85% of the price of the Common Stock on the first day of trading under the semi-annual purchase period pursuant to the terms of the ESPP as more fully described under “Equity Compensation Plan Information” below).

(3)	The amount shown includes 7,170,012 shares held by W. P. Carey & Co., Inc. and 85,671 shares held by Carey Asset Management, both of which Mr. Wm. Polk Carey is deemed to beneficially own. This amount also includes 334,451 shares that Mr. Carey has the right to acquire through the exercise of stock options within 60 days under the Company’s 1997 Share Incentive Plan, including those issued in connection with the Company’s Partnership Equity Unit Plans, which we collectively refer to as the PEP Plan. The amount shown includes 1 million shares that have been pledged.

(4)	The amount shown includes 127,760 shares that Mr. DuGan has the right to acquire through the exercise of stock options within 60 days under the 1997 Share Incentive Plan, including those issued in connection with the PEP Plan.

(5)	The amount shown includes 399,962 shares that have been pledged.

(6)	The amount shown includes 1,333 shares this Director has the right to acquire through the exercise of stock options within 60 days under the 1997 Non-Employee Director Plan.

(7)	The amount shown includes 50,000 shares that Mr. DeCesaris has the right to acquire through the exercise of stock options within 60 days under the 1997 Share Incentive Plan.

(8)	The amount shown includes 4,675 shares held by the Faber Family Trust, of which Mr. Faber is a trustee and a beneficiary, and 1,100 shares owned by Mr. Faber’s spouse. It does not include 1,590 shares held by the Faber Foundation.

(9)	The amount shown includes 38,826 shares that Mr. LaPuma has the right to acquire through the exercise of stock options within 60 days under the 1997 Share Incentive Plan, including those issued in connection with the PEP Plan.

(10)	The amount shown includes 4,000 shares that the Director has the right to acquire through the exercise of stock options within 60 days under the 1997 Non-Employee Director Plan.

(11)	The amount shown includes 174,044 shares that Mr. Zacharias has the right to acquire through the exercise of stock options within 60 days under the 1997 Share Incentive Plan.

PROPOSAL TWO

APPROVAL OF ADOPTION OF 2009 SHARE INCENTIVE PLAN

As adopted by the Board of Directors, the Company’s 2009 Share Incentive Plan (the “Plan”) will be effective on June 11, 2009, contingent upon approval by the Company’s shareholders. If approved by shareholders at the Annual Meeting, the Plan will replace the predecessor plan, the 1997 Share Incentive Plan, except with respect to outstanding contractual obligations under the predecessor plan, so that no further awards can be made under that plan.

The principal features of the Plan are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit A to this Proxy Statement.

The Board of Directors recommends that the shareholders vote “FOR” approval of the adoption of the Plan. Unless otherwise specified thereon, proxies received in the accompanying form will be voted in favor of the approval of the Plan.

General

The purpose of the Plan is to encourage and enable the officers, employees and employee-directors, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary stake in the Company.

Employees, including officers and employee-directors of the Company or any subsidiary or affiliate, who are responsible for or contribute to the management, growth or profitability of the Company are eligible to receive awards under the Plan. It is currently expected that approximately 60 employees, 90 officers and 3 employee-directors will be eligible to participate in the Plan.

The aggregate number of shares of Common Stock, which we also refer to herein as shares, that may be issued under the Plan is 3.6 million, subject to proportionate adjustment in the event of share splits and similar events. No awards may be granted under the Plan subsequent to June 10, 2019.

If any award under the Plan is forfeited, canceled, reacquired by the Company, satisfied without the issuance of shares or otherwise terminated, other than by exercise, the number of shares subject to the award will be available for re-issuance under the Plan, provided that the participants have received no benefits of ownership of the underlying shares. Shares previously owned or acquired by an awardee that are delivered to the Company, and shares withheld from the award to pay the exercise price of an award or for purposes of satisfying a tax withholding obligation, will not become available for re-issuance under the Plan.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”), consisting of not less than two members of the Board. Each member of the Committee must be a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, also referred to as the Exchange Act, and an independent director under the rules of the New York Stock Exchange.

The Committee has full authority, in its discretion, to interpret the Plan and to select the persons who will receive awards and the number of shares to be covered by each award. The types of awards that the Committee has authority to grant are (1) share options, (2) restricted share awards, (3) RSUs, (4) performance share awards, (5) performance share units, or PSUs, and (6) dividend equivalent rights. Each of these types of awards is described below. The number of shares available under any outstanding awards and the exercise price of awards are adjusted in the event of share dividends and similar events.

Share Options

The Plan provides for the grant of share options. The option price for each share option may not be less than 100% of the fair market value of the Common Stock on the date the share option is granted. Fair market value, for purposes of the Plan, is the last reported sale price of the Common Stock as reported on the New York Stock Exchange for the date as of which fair market value is to be determined. On the Record Date, the fair market value of a share of Common Stock was $22.50.

A share option becomes exercisable at such time or times and/or upon the occurrence of such event or events as the Committee may determine. No share option may be exercised after the expiration of ten years from the date of grant. A share option to the extent exercisable at any time may be exercised in whole or in part.

The following provisions of this paragraph will apply in the case of an optionee whose employment is terminated. If the employment of the optionee is terminated by reason of the optionee’s disability, outstanding share options of the optionee will be exercisable (to the extent exercisable immediately prior to the termination of employment or such larger portion as the Committee may determine in its discretion) at any time prior to the expiration date of the share option or within twelve months after the date of termination of employment, whichever is the shorter period. Following the death of an optionee during employment or within a period following termination of employment during which a share option remains exercisable, outstanding share options of the optionee will be exercisable (to the extent exercisable immediately prior to the death of the optionee or such larger portion as the Committee may determine in its discretion in the case of an optionee who dies during employment) by the legal representative or legatee of the optionee, at any time prior to the expiration date of the share option or within six months after the date of death of the optionee, whichever is the shorter period. If the employment of an optionee is terminated by the Company for cause, as defined in the Plan, all outstanding share options held by the optionee will immediately terminate unless otherwise determined by the Committee. All of the time periods for exercise of options described in this paragraph may be extended by the Committee, subject to the maximum ten year expiration date. If the employment of an optionee terminates for any reason other than for cause, disability or death, as described above, outstanding share options granted to the optionee may be exercised for such period as the Committee shall specify.

The exercise price for each share option will be payable in full in cash at the time of exercise; however, in lieu of cash the holder of a share option may, if authorized by the Committee, pay the option price in whole or in part by delivering to the Company, or by the Company withholding from the award, shares having a fair market value on the date of exercise of the share option equal to the exercise price for the shares being purchased, except that any portion of the exercise price representing a fraction of a share must be paid in cash.

No share option granted under the Plan is transferable other than by will or by the laws of descent and distribution, except for gifts for the benefit of a Plan participant’s descendants for estate planning purposes or pursuant to a certified domestic relations order. A share option may be exercised during an optionee’s lifetime only by the optionee.

Subject to the foregoing and the other provisions of the Plan, share options granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee.

Restricted Share Awards and Restricted Share Units

General.  Restricted shares are an award of Common Stock, either at no cost or at a price determined by the Committee, subject to established restrictions and conditions. RSUs represent a right to receive shares or cash based upon established restrictions and conditions.

Restricted shares and RSUs will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares or units while subject to restriction) as the Committee may impose and may be subject to forfeiture in whole or in part if certain events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the lapse of the restrictions. The award agreement between the Company and the awardee will set forth the number of restricted shares or RSUs awarded to the awardee, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares or RSUs in whole or in part, and such other terms and conditions as the Committee in its discretion deems appropriate.

Unless otherwise determined by the Committee, restricted shares and RSUs are forfeited upon termination of employment for any reason prior to vesting.

Restricted Shares.  Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the restricted shares will be held in escrow. Upon the lapse or termination of the restrictions (and not before), the share certificates, or record in book-entry form, will be delivered to the awardee. From the date a restricted share award is effective, however, the awardee will be a shareholder with respect to the restricted shares and will have all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the restrictions and limitations imposed by the Committee.

Restricted Share Units.  The award agreement for RSUs will specify the time and form of payment of vested units. The Company’s obligation with respect to RSUs may be paid in shares or cash, or partially in each. RSUs may provide for dividend equivalent rights, as determined by the Committee.

Performance Share Awards and Performance Share Units

General.  Performance shares represent a right to receive Company shares based on the achievement or the level of achievement, during a specified performance period of one or more performance goals established by the Committee at the time of the award. Performance share units, or PSUs, represent a right to receive Company shares or cash based on the achievement, or level of achievement, during a specified performance period of one or more performance goals established by the Committee at the time of award.

Performance shares and PSUs will be subject to restrictions on the right to transfer the shares or units while subject to restriction. The award agreement between the Company and the awardee will set forth the number of performance shares or PSUs awarded to the awardee, the performance period, the performance goals, any restrictions imposed thereon and the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the performance shares or PSUs in whole or in part and such other terms and conditions as the Committee in its discretion deems appropriate.

Unless otherwise determined by the Committee, performance shares and PSUs are forfeited upon termination of employment for any reason prior to vesting.

Performance Shares.  Upon satisfaction of all of the conditions applicable to a performance share award (and not before), the share certificates, or record in book-entry form, will be delivered to the awardee. Awardees will be a shareholder with respect to the performance shares and will have all the rights of a shareholder only with respect to such shares actually received upon satisfaction of the applicable conditions. The award agreement may provide for the waiver, immediate payment, deferral, or investment of associated dividend rights with respect to any performance shares.

Performance Share Units.  The award agreement for PSUs will specify the time and form of payment of vested PSUs. The Company’s obligation with respect to PSUs may be paid in Company shares or cash, or partially in each. PSUs may provide for dividend equivalent rights. The award agreement may provide for the immediate payment, deferral, or investment of dividend equivalent rights.

Dividend Equivalent Rights

A dividend equivalent right entitles the awardee to receive credit based on cash distributions that would be paid on specified shares if such shares were held by the awardee. Dividend equivalent rights may be granted as a component of another award or on a freestanding basis. Dividend equivalent rights granted as a component of another award may also contain terms and conditions that differ from the underlying award. The terms and conditions of dividend equivalent rights will be specified in the underlying grant. Dividend equivalent rights may be paid currently, on a deferred basis, or may be deemed to be reinvested in additional shares. Dividend equivalent rights may be settled in cash or shares or a combination thereof.

Additional Rights in Certain Events

The Plan provides for certain additional rights upon the occurrence of a Change of Control. Such an event is deemed to have occurred (1) when a beneficial owner of securities (other than Wm. Polk Carey, the Carey Family, as defined in the Plan, the W. P. Carey Foundation, the Company, a subsidiary or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any subsidiary) is entitled to twenty-five percent (25%) or more of the voting power of the Company or the then outstanding shares of the Company, (2) the Company’s shareholders approve (i) any consolidation or merger of the Company or any subsidiary, where the shareholders will not own, after such consolidation or merger, 50% or more of the voting equity of the entity issuing the cash or securities in the transaction, or its ultimate parent, (ii) any sale, lease, exchange or other transfer of all or substantially of the Company’s consolidated assets, unless following the sale the Company’s shareholders (as determined immediately prior to the sale) own more than 80% of the outstanding shares and combined voting power of the entity that acquired the assets, or (iii) any plan or proposal for the liquidation or dissolution of the Company, or (3) when the incumbent Directors of the Company, measured as of the effective date of the Plan, together with any Directors they approve by at least a majority vote, cease to constitute at least a majority of the

Board of Directors. For purposes of the foregoing, certain transactions resulting from the acquisition of securities by the Company are excluded.

Unless provided by the Committee at the time of grant of the award, upon a Change of Control (1) all outstanding share options will become immediately and fully exercisable, (2) all restrictions and conditions applicable to restricted shares, RSUs, performance shares, PSUs, and dividend equivalent rights shall automatically be deemed waived and the recipients of such awards shall become entitled to receipt of the maximum amount of shares subject to such award, provided that the payment date of any awards considered to be deferred compensation shall not be accelerated, and (3) participants who hold share options shall have the right, in lieu of exercising the share option, to elect to surrender all or part of the share option to the Company and to receive cash in an amount equal to the excess of the fair market value of a share on the date of surrender, as determined under the Plan, over the per share exercise price of the share option, multiplied by the number of shares with respect to which the share option is surrendered.

Possible Anti-Takeover Effect

The provisions of the Plan providing for the acceleration of the exercise date of share options, the lapse of restrictions applicable to restricted shares, RSUs, performance shares, PSUs, and dividend equivalent rights upon the occurrence of a Change of Control may be considered as having an anti-takeover effect.

Amendment and Discontinuance

The Board may amend or discontinue the Plan at any time, and the Committee may at any time amend or cancel an outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may adversely affect rights under any outstanding award without the holder’s consent. Further, the Board may not amend the Plan without the approval of the Company’s shareholders to the extent such approval is required by the rules of any exchange upon which the Common Stock is listed or if approval of the amendment is required to qualify for the exemption provided by Rule 16b-3 of the SEC under the Securities Exchange Act of 1934.

New Plan Benefits

The actual amount of awards to be received by or allocated to participants or groups under the Plan is not determinable in advance because the selection of participants who receive awards under the Plan, and the size and type of awards to such individuals and groups, are generally determined by the Committee in its discretion. In 2008, 72,375 PSUs (assuming Threshold Amounts are reached), 150,400 RSUs and 50,400 shares of restricted stock were awarded to all employees in the aggregate under the predecessor plan, of which a total of 30,275 PSUs and 60,550 RSUs were awarded to Executive Officers as a group. In 2009, 77,250 PSUs (assuming Threshold Amounts are reached), 126,050 RSUs, and 1,000 shares of restricted stock were awarded to all employees in the aggregate under the predecessor plan, of which a total of 30,275 PSUs and 60,550 RSUs were awarded to Executive Officers as a group. For information regarding awards to NEOs under the predecessor plan during 2008, see the Grants of Plan-Based Awards Table below.

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

Share Options.  An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a share option. Upon the exercise of a share option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the optionee in the year of exercise. If the option price of a share option is paid in whole or in part with shares, no income, gain, or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price. The fair market value of the remainder of the shares received upon exercise of the share option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the share option.

Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

Restricted Shares.  An awardee of restricted shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, an awardee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the awardee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the awardee and will be taxable in the year the restrictions lapse. Except as described in “Other Tax Matters” below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Restricted Share Units.  An awardee who receives RSUs will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares received pursuant to the award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares. Except as described in “Other Tax Matters” below, the Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Performance Shares and Performance Share Units.  An awardee who receives a performance share or PSU award will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares received pursuant to the award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares. Except as described in “Other Tax Matters” below, the Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Dividend Equivalent Rights.  An awardee who receives dividend equivalent rights will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or Company shares received pursuant to the award will be treated as compensation income received by the awardee generally in the year in which the awardee receives such cash or shares. Except as described in “Other Tax Matters” below, the Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

Other Tax Matters.  The exercise by an awardee of a share option, the lapse of restrictions on restricted shares or RSUs, performance shares or PSUs, and dividend equivalent rights, or the deemed waiver of restrictions and conditions with respect to awards following the occurrence of a Change of Control, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of shares or cash resulting from such exercise or deemed waiver of restrictions and conditions, or on all or a portion of the fair market value of the shares or cash associated with such awards on the date the restrictions lapse and (ii) the loss of a compensation deduction that would otherwise be allowable to the Company or one of its subsidiaries as explained above.

Vote Required

Approval of the W. P. Carey & Co. LLC 2009 Share Incentive Plan requires the affirmative vote of a majority of the votes actually cast by shares present in person or represented by proxy at the Annual Meeting, a quorum being present. An abstention from voting on a matter will not be considered a vote cast on the matter, will not be counted in determining the number of affirmative votes required for approval and, accordingly, will not have the effect of a vote for or against the proposal. If a broker or similar nominee limits on a proxy card the number of shares voted on this proposal or indicates that the shares represented by a proxy card are not voted on this proposal, such broker non-votes will not be considered a vote cast, will not be counted in determining the number of affirmative votes required for approval and, accordingly, will not have the effect of a vote for or against the proposal.

With respect to Proposal Two, the Board of Directors recommends a vote FOR approval of the adoption of the W. P. Carey & Co. LLC 2009 Share Incentive Plan.

PROPOSAL THREE

APPROVAL OF ADOPTION OF 2009 NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN

The Company’s 2009 Non-Employee Directors’ Incentive Plan (the “Directors’ Plan”) was approved by the Board of Directors in 2008, contingent upon approval by the Company’s shareholders. If approved by shareholders at the Annual Meeting, the Directors’ Plan will replace the predecessor plan, the 1997 Non-Employee Directors’ Incentive Plan, except with respect to outstanding contractual obligations under the predecessor plan, so that no further awards can be made under that plan.

The principal features of the Directors’ Plan are summarized below. The summary is qualified in its entirety by the full text of the Directors’ Plan, which is set forth as Exhibit B to this Proxy Statement.

The Board of Directors recommends that the shareholders vote “FOR” approval of the adoption of the Directors’ Plan. Unless otherwise specified thereon, proxies received in the accompanying form will be voted in favor of the approval of the Directors’ Plan.

General

The purposes of the Directors’ Plan are to promote the long-term success of the Company by

•	creating a long-term mutuality of interests between the Non-Employee Directors and shareholders of the Company,

•	providing an additional inducement for such Directors to remain with the Company, and

•	providing a means through which the Company may attract able persons to serve as Directors of the Company.

Each person who is a member of the Board of Directors and who is not an employee of the Company or any subsidiary is eligible to receive automatic awards under the Directors’ Plan. It is currently expected that approximately nine non-employee Directors will be eligible to participate in the Directors’ Plan.

The aggregate number of shares that may be issued under the Directors’ Plan is 325,000, subject to proportionate adjustment in the event of share splits and similar events. No awards may be granted under the Directors’ Plan subsequent to June 10, 2019.

If any award under the Directors’ Plan is forfeited or canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to the award will be available for re-issuance under the Directors’ Plan, provided that the participants have received no benefits of ownership of the underlying shares. Shares previously owned or acquired by an awardee that are delivered to the Company, or shares withheld from an award, to pay the exercise price of an award will not become available for re-issuance under the Directors’ Plan.

Administration

The Directors’ Plan will be administered by the Board, which may delegate some or all of its duties to a committee of the Board (the Directors’ Plan administrator is referred to in this Proposal as the “Committee”). A majority of the Committee will constitute a quorum. The vote of a majority of a quorum, or the unanimous written consent, will constitute action by the Committee. The Committee has the power to interpret and administer the Directors’ Plan. All questions of interpretation with respect to the Directors’ Plan, and application of the Directors’ Plan, or as to share options, restricted share awards or RSU awards granted under the Directors’ Plan will be determined by the Committee, and its determination will be final and binding.

The Directors’ Plan provides for the automatic award of RSUs. In the discretion of the Committee, the awards may also be in the form of share options or restricted shares, or any combination of the permitted types of awards. All of the foregoing grants are sometimes referred to herein as “awards.”

Awards

The Directors’ Plan provides that on each July 1, or if such day is not a business day, the next succeeding business day, each director who is not an employee of the Company or a subsidiary will automatically be granted an award of restricted share units with a total value of $50,000, determined by dividing $50,000 by the grant date fair market value per share. Fair market value, for purposes of the Directors’ Plan, is the last reported sale price of the Common Stock as reported on the New York Stock Exchange for the date as of which fair market value is to be determined. On the Record Date, the fair market value of a share was $22.50. In addition, each non-employee director received a grant of RSUs with a total value of $37,500, based upon the foregoing calculation, and related dividend equivalents, on October 1, 2008, contingent upon shareholder approval of the Directors’ Plan.

The number of shares available under any outstanding awards and the exercise prices of awards are adjusted in the event of share dividends and similar events.

Restricted Share Units

RSUs represent a right to receive shares or cash at a specified time. RSUs are immediately vested upon grant, unless otherwise determined by the Committee in its discretion. The Company’s obligation with respect to RSUs may be paid in shares or cash, or partially in each. RSUs are paid within 30 days following the non-employee director’s separation from service. RSUs may provide for dividend equivalent rights, as determined by the Committee. The award agreement may provide for the immediate payment, deferral, or investment of dividend equivalent rights.

Share Options

Share options that may be granted under the Directors’ Plan become exercisable upon grant, unless otherwise determined by the Committee, and expire ten years from the date of grant.

The following provisions of this paragraph will apply in the case of an optionee whose service as a non-employee director is terminated. If the service of the optionee is terminated by reason of the optionee’s resignation or removal for cause, any outstanding share options of the optionee will be exercisable (to the extent exercisable immediately prior to the termination of service) at any time prior to the expiration date of the share option or within 90 days after the date of termination of service, whichever is the shorter period. Following the death of an optionee during service with the Company, or within a period following termination of service during which a share option remains exercisable, outstanding share options of the optionee will be exercisable (whether or not exercisable immediately prior to the death of the optionee in the case of an optionee who dies during service with the Company) by the legal representative or legatee of the optionee, at any time prior to the expiration date of the share option or within one year after the date of death of the optionee, whichever is the shorter period. If the service of an optionee terminates for any reason other than for resignation, removal for cause or death, as described above, outstanding share options granted to the optionee will be exercisable (whether or not exercisable immediately prior to the separation from service) at any time prior to the expiration date of the share option or within one year after the date of termination of service, whichever is the shorter period.

The exercise price for each share option will be payable in full in cash at the time of exercise; however, in lieu of cash the holder of a share option may, if authorized by the Committee, pay the option price in whole or in part by delivering to the Company, or by the Company withholding from the award, shares having a fair market value on the date of exercise of the share option equal to the exercise price for the shares being purchased, except that any portion of the exercise price representing a fraction of a share must be paid in cash.

If required to qualify for exemption under SEC Rule 16b-3, no share option granted under the Directors’ Plan is transferable other than by will or by the laws of descent and distribution, and all share options may be exercised during an optionee’s lifetime only by the optionee.

Restricted Shares

Restricted shares are an award of Common Stock, either at no cost or at a price determined by the Committee, subject to established restrictions and conditions. The restrictions may include restrictions upon the sale, assignment, transfer, or other disposition of the restricted shares and conditions may be based upon continuing service and such other criteria as the Committee may determine in its discretion. Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the restricted shares will be held in escrow. The non-employee Director will have, with respect to awards of restricted shares, all of the rights of a shareholder of the Company, including the right to vote the restricted shares and the right to receive any dividends and other distributions paid with respect to the shares, subject only to the restrictions and limitations imposed by the Committee.

Additional Rights on Certain Events

The Directors’ Plan provides for certain additional rights upon the occurrence of a Change of Control. Such an event is deemed to have occurred (1) when a beneficial owner of securities (other than Wm. Polk Carey, the Carey Family, as defined in the Directors’ Plan, the W. P. Carey Foundation, the Company, a subsidiary or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any subsidiary) is entitled to twenty-five percent (25%) or more of the voting power of the Company or the then outstanding shares of the Company, (2) the Company’s shareholders approve (i) any consolidation or merger of the Company or any subsidiary, where the shareholders will not own, after such consolidation or merger, 50% or more of the voting equity of the entity issuing the cash or securities in the transaction, or its ultimate parent, (ii) any sale, lease, exchange or other transfer of all or substantially of the Company’s consolidated assets, unless following the sale the Company’s shareholders (as determined immediately prior to the sale) own more than 80% of the outstanding shares and combined voting power of the entity that acquired the assets, or (iii) any plan or proposal for the liquidation or dissolution of the Company, or (3) when the incumbent Directors of the Company, measured as of the effective date of the Directors’ Plan, together with any Directors they approve by at least a majority vote, cease to constitute at least a majority of the Board of Directors. For purposes of the foregoing, certain transactions resulting from the acquisition of securities by the Company are excluded.

Upon a Change of Control (1) all outstanding share options will become immediately and fully exercisable, (2) all restrictions applicable to restricted shares and RSUs shall lapse immediately, provided that the payment date of any awards considered to be deferred compensation shall not be accelerated.

Possible Anti-Takeover Effect

The provisions of the Directors’ Plan providing for the acceleration of the exercise date of share options and the lapse of restrictions applicable to restricted shares and RSUs upon the occurrence of a Change of Control may be considered as having an anti-takeover effect.

Amendment and Termination

The Board of Directors may at any time amend or terminate the Directors’ Plan. However, no such termination may terminate any outstanding share option, restricted share or RSU. Further, the Board may not amend the Directors’ Plan without the approval of the Company’s shareholders to the extent such approval is required by the rules of any exchange upon which the Common Stock is listed or if approval of the amendment is required to qualify for the exemption provided by SEC Rule 16b-3.

New Plan Benefits

The actual amount of RSUs or other awards to be received by or allocated to non-employee Directors, the only category of participants under the Directors’ Plan, is not determinable in advance because of the nature of the formula utilized, which depends on the share price at the time of the award, as described above. However, under the predecessor plan, the nine non-employee Directors each received 792 restricted shares in 2008 and, under the Directors’ Plan, the nine non-employee Directors each received 1,429 RSUs on October 1, 2008, contingent upon shareholder approval.

Federal Income Tax Consequences

The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

Share Options.  A non-employee Director will not recognize any taxable income for Federal income tax purposes upon receipt of a share option. Upon the exercise of a share option, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price will be treated as compensation received by the non-employee Director in the year of exercise. If the option price of a share option is paid in whole or in part with shares, no income, gain, or loss will be recognized by the non-employee Director on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price. The fair market value of the remainder of the shares received upon exercise of the share option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, will be treated as compensation income received by the non-employee Director on the date of exercise of the share option. The Company will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the non-employee Director.

Restricted Shares.  A non-employee Director who receives an award of restricted shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, a non-employee Director may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the non-employee Director does not make a Section 83(b) election within thirty (30) days of the grant, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the non-employee Director and will be taxable in the year the restrictions lapse. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the non-employee Director.

Restricted Share Units.  A non-employee Director who receives RSUs will not recognize any taxable income for Federal income tax purposes upon receipt of the award. Any cash or shares received pursuant to the award will be treated as compensation income received by the non-employee Director generally in the year in which the non-employee director receives such cash or Company shares. The Company generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the non-employee Director.

Vote Required

Approval of the W. P. Carey & Co. LLC 2009 Non-Employee Directors’ Incentive Plan requires the affirmative vote of a majority of the votes actually cast by shares present in person or represented by proxy at the Annual Meeting, a quorum being present. An abstention from voting on a matter will not be considered a vote cast on the matter, will not be counted in determining the number of affirmative votes required for approval and, accordingly, will not have the effect of a vote for or against the proposal. If a broker or similar nominee limits on a proxy card the number of shares voted on this proposal or indicates that the shares represented by a proxy card are not voted on this proposal, such broker non-votes will not be considered a vote cast, will not be counted in determining the number of affirmative votes required for approval and, accordingly, will not have the effect of a vote for or against the proposal.

With respect to Proposal Three, the Board of Directors recommends a vote FOR approval of the adoption of the W .P. Carey & Co. LLC 2009 Non-Employee Directors’ Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information regarding the Company’s equity compensation plans as of December 31, 2008:

	Number of Securities
	to be Issued		Weighted-Average		Number of Securities
	Upon Exercise of		Exercise Price of		Remaining Available for
	Outstanding Options,		Outstanding Options,		Future Issuance Under
Plan Category	Warrants and Rights		Warrants and Rights		Equity Compensation Plans

Equity compensation plans approved by security holders	2,767,414	(1)	$27.15	(2)	710,140	(3)
Equity compensation plans not approved by security holders	12,861	(4)	N/A	(2)	312,139	(5)

(1)	Reflects outstanding options, RSUs, and PSUs issued under the 1997 Share Incentive Plan. For PSUs, which may vest in varying amounts depending on the achievement of specified performance criteria, the Threshold Amount, which is based on actual performance as of December 31, 2008, aggregating 72,375 PSUs, was used; the Maximum Amount that can be issued would be 434,250.

(2)	RSUs and PSUs are settled in shares of Common Stock on a one-for-one basis and accordingly do not have a Weighted-Average Exercise Price. The Weighted-Average Exercise Price shown is for outstanding options only.

(3)	Includes 332,510 shares of Common Stock issuable under the 1997 Share Incentive Plan, which may be issued upon the exercise of stock options, as restricted stock, upon vesting of RSUs or PSUs, or as other stock based awards, 127,733 shares issuable under the 1997 Non-Employee Director Incentive Plan, which may be issued upon the exercise of stock options or as restricted stock, and 249,897 shares issuable under the ESPP. Under the terms of the ESPP, eligible employees may purchase shares semi-annually with up to a maximum of 10% of eligible compensation (or $25,000, if less). The purchase price is 85% of the lower of the market price of the Company’s stock on the first and last day of each semi-annual purchase period. The terms of the ESPP do not limit the aggregate number of shares subject to purchase by all participants during any one purchase period. If the 2009 Share Incentive Plan described in Proposal Two or the 2009 Non-Employee Directors’ Incentive Plan described in Proposal Three are approved by the shareholders at the Annual Meeting, no further awards will be made under the 1997 Share Incentive Plan or the 1997 Non-Employee Director Incentive Plan, respectively.

(4)	Reflects 1,429 RSUs granted to each of the nine Independent Directors on October 1, 2008 under the 2009 Non-Employee Directors’ Incentive Plan, as more fully described in Proposal Three above, contingent upon shareholder approval at the Annual Meeting.

(5)	Reflects the total amount of shares available for awards approved by the Board as part of the 2009 Non-Employee Directors’ Incentive Plan, which remains subject to approval by the shareholders at the Annual Meeting as described in Proposal Three.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary.  The Company’s overall objective is to maintain a compensation system that fosters the short-term and long-term goals of the Company and its shareholders. Central to achieving these goals is the motivation of the Company’s senior leadership group to achieve a high level of financial performance. Therefore, variable compensation is tied strongly to Company performance. Incentive compensation decisions, including 2008 bonuses and 2009 long-term incentive grants, were reflective of Company performance during the 2008 fiscal year.

The Committee considers a number of key financial and market measures in making compensation decisions, including revenue, EBITDA, Net Income, Operating Margin, Earnings per Share, Adjusted Cash Flow from Operations, assets under management, investment volume, fundraising objectives, market cap, stock price appreciation, dividend yield, and total shareholder return. In making compensation decisions in 2008, the Committee considered the Company’s performance relative to both prior year performance and the performance of its peers. In 2008, financial and market performance was strong compared to the Company’s peer group but decreased slightly from the Company’s performance the previous fiscal year.

In light of these performance considerations, the Committee decided not to increase base salaries in 2008 for the Named Executive Officers, or NEOs. The Committee also determined that bonuses in 2008 would be decreased 20% from 2007 levels. To reflect the decrease in the Company’s share price year over year, the NEOs received the same number of RSUs and PSUs in 2009 as awarded in 2008. This resulted in the value of 2009 equity awards being approximately 36% less than the value delivered in 2008. The Committee believes that given these actions, NEO pay and Company performance are strongly aligned.

Introduction

The Company’s compensation philosophy and its processes for compensating Executive Officers are supervised by the Compensation Committee of the Board of Directors. This Committee currently consists of four Directors, each of whom is independent within the meaning of the New York Stock Exchange Listing Standards. The Compensation Committee’s responsibilities include setting the Company’s executive compensation principles and objectives, setting the compensation of Executive Officers, and monitoring the Company’s general compensation programs.

Its functions include the following:

•	Annually, evaluate the Chief Executive Officer’s performance and approve the Chief Executive Officer’s compensation level based on that evaluation.

•	Annually, review the performance and approve the compensation of Executive Officers in addition to the Chief Executive Officer.

•	Review and approve any changes to the Company’s compensation programs, particularly with respect to incentive compensation plans and equity-based compensation plans.

•	Administer all equity-based plans and monitor shareholder dilution.

•	Retain a compensation consulting firm, on the Compensation Committee’s sole authority, that reports directly to the Committee.

The Compensation Committee relies on input both from management and from its independent compensation consultant, Watson Wyatt Worldwide, to assist the Committee in making its determinations. The Committee also considers the perspective of the Chairman of the Company, who is the Company’s largest shareholder. Although the Compensation Committee receives information and recommendations regarding the design of the compensation program and level of compensation for Executive Officers from these sources, the Compensation Committee retains the sole authority to make final decisions both as to the types of compensation and compensation levels for these executives.

Compensation Philosophy:  The Company’s compensation program is designed to align executive pay with Company performance and to motivate management to make sound financial decisions that increase the value of the Company. The Committee believes that a blend of incentive programs based on both quantitative and qualitative performance objectives is the most appropriate way to encourage not only the achievement of outstanding financial performance, but maintenance of consistent standards of teamwork, creativity, good judgment, and integrity. The Compensation Committee does not rely exclusively on rigid incentive formulae but rather exercises its best judgment in taking into account the many aspects of performance that make up an individual’s contribution to the Company’s success.

Thus, in determining 2008 compensation, the Committee examined a broad range of information on financial performance. The Committee also reviewed information on the performance of and contributions made by individual Executive Officers and, in doing so, placed substantial reliance on information received from, and the judgment of, the Chairman and the Chief Executive Officer. While the Compensation Committee does take into account independent survey data and public peer group data as market reference points, it does not target compensation levels at any particular quartile or other reference level.

Outside Compensation Consultant:  Since January 2007, the Compensation Committee has retained an independent compensation consulting firm, Watson Wyatt Worldwide, to provide the Committee with ongoing advice and support in relation to the Company’s executive compensation programs. In 2008, Watson Wyatt Worldwide analyzed the Company’s executive compensation practices and award levels against market practices generally. That review was intended, among other things, to assist the Compensation Committee in determining appropriate compensation levels for NEOs given 2008 performance. Watson Wyatt also presented the Committee with historical performance peer group data that the Committee considered in setting the 2009-2011 Performance Share Unit metrics and goals, as described below.

2008 Performance Summary

The Committee considered a number of factors in determining NEO compensation levels for 2008. Among these factors were the Company’s financial and market performance compared to prior years, the 2008 business plan, and the performance of the peer group discussed below. The Committee determined that 2008 market and financial performance was strong compared to the performance of the peer group, albeit below the Company’s 2007 performance. Given these considerations, the Committee decided to decrease the value of incentive compensation by 20% with respect to the annual bonus for 2008 and by 36% with respect to long-term incentive awards in 2009. Some of the specific financial results the Committee evaluated were:

Financial Metric	2008 Results	2007 Results

Total Revenues (net of reimbursed expenses)	$197.6 million	$249.3 million
Net Income	$ 78.0 million	$ 79.3 million
Diluted Earnings Per Share	$ 1.96	$ 2.05
Cash flow from operating activities	$ 63.2 million	$ 47.5 million
CPA® REITs Structured Investments	$ 457 million	$ 1.1 billion
CPA® REITs Total Assets	$ 8.1 billion	$ 8.4 billion

The Committee also considered the following supplemental metrics:

Financial Metric(1)	2008 Results	2007 Results

Funds From Operations (FFO)	$124.5 million	$133.3 million
FFO (Real Estate Ownership Segment)	$75.3 million	$64.1 million
EBITDA	$146.2 million	$179.4 million
EBITDA (from Investment Management)	$61.8 million	$91.1 million
Adjusted Cash Flow From Operations	$89.4 million	$84.2 million

(1)	The Company believes that these non-GAAP financial measures are useful supplemental measures that assist investors to better understand the underlying performance of its business segments. These non-GAAP financial measures do not represent net income or cash flow from operating activities that are computed in accordance with accounting principles generally accepted in the United States (“GAAP”) and should not be considered an alternative to net income or cash flow from operating activities as an indicator of the Company’s financial performance. These non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Please refer to the Company’s Form 8-K, which was filed with the SEC on March 2, 2009, for a reconciliation of these non-GAAP financial measures to the Company’s consolidated financial statements.

The Committee did not put emphasis on any single metric but rather reviewed the overall results to arrive at a viewpoint on how financial performance compared with prior years and the peer companies and what effect this should have on annual compensation levels.

2008 Peer Comparison Group

When determining compensation levels for the NEOs, the Committee considers a number of external market reference points, including published survey data and the competitive pay levels of an established group of publicly traded peer companies. This peer comparison group consists of companies with whom the Company competes for executive talent. The current peer comparison group is comprised of 13 companies operating in the asset management, and more specifically real estate asset management, industries. The Committee annually reviews the peer group to determine what changes, if any, are appropriate. Prior to 2008, the peer group consisted solely of real estate investment trust companies. In 2008, the Committee changed the peer comparison group to more closely reflect the asset management and managed fund nature of its business.

Companies used for the Company’s peer group generally have the following characteristics:

•	Companies operating in the property acquisition, development, management leasing or REIT industries;

•	Companies operating in the asset management or fund administration industries;

•	Companies with a strategic focus on commercial and industrial properties;

•	Companies with revenues, net investment in real estate, and market capitalization roughly equivalent to the Company (revenues, investments and market capitalization of the Company were computed inclusive of such data for its affiliated CPA® REIT funds, for which the Company provides management services, including day-to-day management and responsibility for property acquisitions, refinancing, and sales); and

•	Publicly traded companies.

The peer group ultimately recommended by the Chief Executive Officer and approved by the Committee consisted of the following companies:

AMB Property Corporation	Eaton Vance Corp	Northstar Realty Finance
Affiliated Managers Group	Kimco Realty Corporation	Realty Income Corporation
Alliance Bernstein Holdings	Lexington Realty Trust	Waddell & Reed Financial Inc.
Calamos Asset Management	Liberty Property Trust
Cohen and Steers Inc.	National Retail Properties

Elements of Compensation

The Company uses base salary, annual bonuses, and stock-based awards, as well as a range of benefit plans, as tools to help achieve its compensation objectives. The Company’s approach to the mix of compensation among these elements emphasizes variable compensation, including bonuses and stock-based awards, over fixed compensation. The emphasis on stock-based awards helps to promote a long-term perspective and align management’s interest with that of shareholders of the Company.

Base Salary

The objective of base salary is to reflect job responsibilities and set a minimum baseline for compensation. In most cases, base salaries for Executive Officers are viewed as a significantly less important component of their overall compensation than variable elements of compensation. When setting salary levels, the Committee considered the following factors:

•	the nature and responsibility of the position;

•	the expertise of the individual executive;

•	changes in the cost of living and inflation;

•	the competitive labor market for the executive’s services; and

•	the recommendations of the Chairman and of the Chief Executive Officer with respect to Executive Officers who report to them.

Salary levels for Executive Officers joining the Company are typically set initially by negotiation between the prospective employee and management. Base salaries are subject to annual review by the Committee, who consider competitive market data provided by the Committee’s independent consultants. In 2008, Watson Wyatt undertook a review of base salaries for the Named Executive Officers and found that base salaries were generally competitive with typical market practice. When considering changes to base salaries for the Executive Officers, the Committee also takes into consideration the impact on total compensation, which includes base salary, annual bonus and long-term incentives. In 2008, the Committee did not adjust the base salaries for the NEOs from the 2007 levels, which had also remained unchanged from 2006.

Annual Cash Incentives

Annual cash bonuses are intended to motivate Executive Officers to achieve Company goals, align executive pay with shareholder interests, and reward performance, both by the Company as a whole and by the individual Executive Officers. Annual cash incentive payments to NEOs are not based on rigid formulae and are at the discretion of the Compensation Committee. In awarding bonuses to Executive Officers, the Compensation Committee reviewed the Company’s performance compared to prior years and against the public peer group, specifically noting such measurements as revenue, EBITDA, Net Income, Operating Margin, Earnings per Share, Adjusted Cash Flow from Operations, assets under management, investment volume, fundraising objectives, market cap, stock price appreciation, dividend yield, and total shareholder return. The Committee also took into account other non-recurring factors that may have affected year-to-year comparisons, such as liquidity events for the CPA REITs and receipt of deferred performance revenue from a CPA REIT upon attainment of performance targets, which only occur every few years. The Compensation Committee also considered such additional factors as progress toward achieving financial and non-financial goals and long-term objectives, performance against the pre-set business plan, performance compared to the peer group, and unforeseen changes in the Company’s operating environment during the year. In light of these considerations, the Committee reduced Executive Officer bonuses by 20% from 2007 levels.

In addition to the annual cash bonus plan, the Company also maintains a short-term incentive, cash commission program exclusively for its investment officers. Commission income under this plan is accrued as a percentage of revenues earned from structuring new investments for the Company’s managed funds. These commission payments are a significant component of overall compensation for the Company’s investment officers and are directly linked to the achievement of quantitative objectives in the CPA REITs. A portion of the total commission payouts are allocated among the investment officers at the time of transaction and may be adjusted up or down, at the discretion of the Chairman and the Chief Executive Officer and with the recommendation of the department head. The remaining portion of the commissions is set aside into a bonus pool and divided among the investment officers at the end of the year. In 2008, Edward V. LaPuma was the only NEO to participate in this commission program. His total 2008 commission earnings were $731,895, as compared to total 2007 commission earnings of $1,712,426.

Long-Term Incentive Awards

In 2008, the Company approved, as a subset of its 1997 Share Incentive Plan, the Long-Term Incentive Plan (“LTIP”), which is designed to reward key managers for high performance and to drive shareholder value and increase the value of assets under management. Under the LTIP, participants are awarded 50% of their long-term incentive value in the form of time-vested RSUs and 50% in the form of PSUs annually. The RSUs granted in 2008 vest ratably over three years at 33% a year starting January 2, 2009. The PSUs are earned at the end of a three year performance period. The ultimate number of PSUs earned is based upon achievement of the following four goals, each of which are weighted equally:

•	Growth in adjusted cash flow from operations

•	Normalized EBITDA growth

•	Growth in asset management

•	Three year total shareholder return relative to the Russell 2000 Small Cap Index

PSUs are tied to specific performance targets determined at the beginning of the performance cycle. Management and the Committee’s independent consultant work together to propose three-year performance targets at the beginning of each performance cycle. The Committee considers these recommendations in conjunction with the established long-term business plan of the Company to determine the final goals. At the end of the performance period, the Committee will evaluate the Company’s actual performance compared to the pre-set goals and determine the payout level achieved. There are five potential payout levels corresponding to actual Company performance; miss, which corresponds to no payout; threshold, which corresponds to a payout equal to one half of target; target, which results in the targeted payout level; stretch, which corresponds to a payout equal to two times target, and maximum, which corresponds to a payout of three times target.

Prior to 2008, the Company did not have a formalized or annual recurring equity incentive program but instead periodically awarded stock options and restricted shares to the NEOs to motivate and reward the creation and preservation of long-term shareholder value. When setting target equity grant levels for the NEOs in 2008 under the LTIP, the Committee considered outstanding equity previously granted and competitive market data from the Company’s public peer group. Long-term incentive award levels for the NEOs were generally consistent with competitive market practice. In 2009, the Committee determined that the number of shares awarded to NEOs would remain the same as awarded in 2008, which, given the change in the price of the Common Stock between the two periods, resulted in the value of 2009 equity awards delivered to the NEOs being approximately 36% less than the value delivered in 2008.

For the 2008-2010 cycle relevant to PSUs awarded in 2008, the three year goals are:

	Adjusted Cash Flow		Assets Under
	from Operations	Normalized EBITDA	Management Growth	Total Shareholder
	(Average Annual	Growth (Average	(Compounded Annual	Return Relative to
	Growth)	Annual Growth)	Growth)	Russell 2000

Threshold	3%	3.5%	7.5%	20th Percentile
Target	6%	7%	15%	40th Percentile
Stretch	12%	14%	20%	80th Percentile
Maximum	16%	18%	25%	85th Percentile

For the 2009-2011 cycle relevant to PSUs awarded in 2009, the three year goals are:

	Adjusted Cash Flow		Assets Under
	from Operations	Normalized EBITDA	Management Growth	Total Shareholder
	(Average Annual	Growth (Average	(Compounded Annual	Return Relative to
	Growth)	Annual Growth)	Growth)	Russell 2000

Threshold	0%	0%	0%	30th Percentile
Target	3%	3%	3%	40th Percentile
Stretch	6%	6%	7.5%	70th Percentile
Maximum	12%	12%	15%	75th Percentile

Other Compensation and Benefits

Deferred Compensation Plans.  In light of its adoption of the LTIP effective in 2008, the Committee terminated further contributions by executives to the 2005 Partnership Equity Unit Plan, or 2005 PEP. For NEOs, all prior deferrals under the 2005 PEP and its predecessor, the Partnership Equity Unit Plan, which are collectively referred to as the PEP Plans, are now maintained in the Company’s Deferred Compensation Plan, pursuant to elections offered in 2008 through which participants elected specified payment dates for deferral amounts.

The purpose of the PEP Plans was to align the interests of the Company’s highly-compensated officers with the interests of investors in the CPA REITs, in a tax-advantaged manner, through the use of phantom equity in those funds. In the Committee’s view, the LTIP will provide a strong alignment with the interests of the Company shareholders. Accordingly, the Committee, after discussion with Watson Wyatt, determined to replace the PEP Plans with the LTIP. In 2008, PEP participants who were then current employees were given the opportunity to convert their deemed interests in the PEP Plans for a deemed equity investment in the Company in the form of RSUs. If so elected, this conversion is scheduled to take place on or about June 15, 2009 and will provide participants with a number of RSUs equal to the equivalent value of the Common Stock as previously held in interests through the PEP Plans. The RSUs, like the underlying PEP Units, will be fully vested but, in general, receipt of the underlying shares of Common Stock must be deferred by the participants for a minimum of two years.

Awards under the LTIP may be deferred if approved by the Committee and are subject to the requirements of Section 409A of the Internal Revenue Code. For awards of RSUs in 2008, the following NEOs elected to defer receipt of the underlying shares in accordance with the terms of the Company’s Deferred Compensation Plan: Mr. Carey (12,267) and Mr. DuGan (12,267).

Benefits and Perquisites.  The Company does not maintain any defined-benefit pension plans. The Company does maintain a profit-sharing plan, a 401(k) plan, and the ESPP, under which eligible employees may purchase Company stock at a discount of 15% of the market price of the Common Stock on the first or last day of the semi-annual purchase period, whatever is lower. These plans are generally available to all employees. Certain perquisites, as described in the Summary Compensation Table below, are available to a more limited group of officers that includes the NEOs. These perquisites are not deemed by the Company to constitute a material element of compensation.

Employment Agreements

The Company may from time to time enter into employment contracts when it deems it to be advantageous in order to attract or retain certain individuals. Currently, of the NEOs, only Mr. LaPuma has such an agreement.

Other Considerations

The Company does not have any equity or other security ownership requirements or guidelines. The Company has been advised by counsel that it is not subject to Section 162(m) of the Internal Revenue Code.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement, and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

COMPENSATION COMMITTEE

Benjamin H. Griswold, IV, Chairman
Trevor P. Bond
Charles E. Parente
Reginald Winssinger

SUMMARY COMPENSATION TABLE

All management functions of W. P. Carey & Co. LLC are provided by its wholly-owed subsidiaries, Carey Asset Management and Carey Management Services. All policy-making functions are carried out by Executive Officers of Carey Asset Management or Carey Management Services, who generally hold the same titles as officers of W. P. Carey & Co. LLC. The following table summarizes the compensation of our NEOs for each of the fiscal years ended December 31, 2008, 2007 and 2006. Our NEOs are our Chief Executive Officer, Acting Chief Financial Officer and the three other most highly compensated Executive Officers as determined by their total compensation in the table below in accordance with SEC Rules.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary(1)	Bonus(1)	Awards(2)	Awards(2)	Compensation(3)	Compensation(4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Wm. Polk Carey	2008	300,000	800,000	348,435	0	0	141,204	1,589,639
Chairman	2007	300,000	1,000,000	0	30,136	49,254	102,844	1,482,234
	2006	300,000	900,000	0	7,935	0	94,202	1,302,137
Gordon F. DuGan	2008	600,000	896,000	348,435	65,121	0	220,473	2,130,029
CEO	2007	600,000	1,120,000	0	80,501	62,280	160,171	2,022,952
	2006	600,000	1,000,000	0	52,208	0	132,731	1,784,939
Mark J. DeCesaris	2008	250,000	500,000	241,435	53,223	0	94,470	1,139,128
Acting CFO	2007	250,000	625,000	75,533	44,889	7,884	76,187	1,079,493
	2006	250,000	550,000	68,621	22,901	0	69,030	960,552
Edward V. LaPuma	2008	300,000	175,000	0	0	0	3,719,262	4,194,262
Managing Director	2007	300,000	0	49,680	110,784	1,392,377	2,046,530	3,899,370
	2006	300,000	0	113,554	74,636	877,065	1,459,942	2,825,197
Thomas E. Zacharias	2008	350,000	760,000	293,943	80,085	0	142,648	1,626,676
COO	2007	350,000	950,000	0	94,244	19,077	119,059	1,532,380
	2006	350,000	850,000	0	67,190	0	101,504	1,368,694

(1)	The amounts in the Bonus column represent bonuses paid in February 2009 for performance in 2008. Certain amounts of salary and bonus payments reported in this table have been deferred under the 2005 PEP. Further deferrals under the 2005 PEP were terminated effective December 31, 2007. See the Non-Qualified Deferred Compensation Table below. Mr. LaPuma’s salary is governed by the provisions of his employment agreement with the Company, the material terms of which are described under “Grants of Plan-Based Awards” and “Potential Payments Upon Termination or Change in Control” below.

(2)	The amounts in the Stock Awards and Option Awards columns reflect the expense recognized for financial statement reporting purposes for the indicated fiscal year, in accordance with SFAS 123R (excluding risk of forfeiture), with respect to awards of time-based restricted shares and options to acquire Common Stock, which may include awards made during the indicated year or earlier, and for 2008 also includes awards of RSUs and

PSUs granted under the 1997 Share Incentive Plan. For Mr. LaPuma, the amounts in these columns for 2006 and 2007 also include awards of time-based restricted interests and options to acquire interests in WPCI. For details of the individual grants of RSUs and PSUs during 2008, please see the Grants of Plan-Based Awards Table below. There were no forfeitures of RSUs and PSUs by any of the NEOs during 2008. The assumptions on which these valuations are based are set forth in Note 15 to the consolidated financial statements included in the 2008 Form 10-K.

(3)	The amounts shown in 2007 for Messrs. Carey, DuGan, DeCesaris and Zacharias represent previously deferred interest, computed at a 6% rate, that was paid in June 2007 with respect to cumulative bonus amounts deferred by the NEOs, and also include interest on cumulative commission and commission bonus amounts deferred by Mr. La Puma, from 2004 through 2006. Such cumulative amounts deferred were $665,000 for Mr. Carey, $811,817 for Mr. DuGan, $225,000 for Mr. DeCesaris, $435,000 for Mr. Zacharias and $1,004,424, inclusive of cumulative commission bonus ($581,686) and commission ($422,738) amounts, for Mr. LaPuma. Deferred bonus amounts for 2006 are included in the Bonus column for that year. Deferred commission amounts for 2006 for Mr. LaPuma are included in the All Other Compensation column and deferred commission bonus amounts are included in this column. Mr. LaPuma also received a bonus payment of $1,322,873 for 2007, which is included in this column.

(4)	The All Other Compensation column includes, in addition to the perquisites and personal benefits described below, the following amounts for 2008: compensation related to Company contributions on behalf of the NEOs to the Company sponsored profit sharing plan, including forfeitures ($35,420 for each NEO); dividends on unvested restricted stock ($24,321 for Mr. Zacharias and $15,489 for Mr. DeCesaris), unvested RSUs ($26,882 each for Messrs. Carey and DuGan, $12,784 for Mr. DeCesaris, and $18,263 for Mr. Zacharias), and PEP Units ($78,902 for Mr. Carey, $126,579 for Mr. DuGan, $42,126 for Mr. Zacharias, and $163,900 for Mr. LaPuma); and, for Mr. LaPuma, commission compensation earned in connection with structuring net lease transactions ($731,895), a capital distribution from WPCI for personal tax liability ($2,759,186), and payment by the Company of life insurance premiums ($15,000). Perquisites and personal benefits for each NEO (except Mr. Carey) include: automobile use (depreciation), plus related expenses attributable to personal use, and (except for Mr. LaPuma) club dues attributable to personal use.

GRANTS OF PLAN-BASED AWARDS — FISCAL 2008

The following table provides information on PSUs and RSUs granted to our NEOs in 2008.

					All Other
					Stock
					Awards:	Grant Date Fair
		Estimated Future Payouts Under			Number of	Value of
		Equity Incentive Plan Awards(1)			Units(2)	Stock Awards(3)
Name	Grant Date	Threshold	Target	Maximum	(#)	($)

Wm. Polk Carey	01/02/08				18,400	603,888
	01/02/08	9,200	18,400	55,200		441,416
Gordon F. DuGan	01/02/08				18,400	603,888
	01/02/08	9,200	18,400	55,200		441,416
Mark J. DeCesaris	01/02/08				8,750	287,175
	01/02/08	4,375	8,750	26,250		209,913
Edward V. LaPuma	—	—	—	—	—	—
Thomas E. Zacharias	01/02/08				12,500	410,250
	01/02/08	6,250	12,500	37,500		299,875

(1)	Reflects awards of PSUs under of the Company’s 1997 Share Incentive Plan, which may vest on January 2, 2011 at the end of a three year performance period (2008-2010) depending on the achievement of certain criteria, as described under “Compensation Discussion and Analysis” above. Dividend equivalents are accrued and paid at the end of the performance period only to the extent the PSUs vest.

(2)	Reflects awards of RSUs under the 1997 Share Incentive Plan, which vest in three equal installments commencing on January 2, 2009. Dividend equivalents are paid concurrently with the payment of dividends on the shares of Common Stock underlying the RSUs contingent upon the individual’s continued employment.

(3)	Represents the fair value of awards on the date of grant as calculated in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to Note 15 to the consolidated financial statements included in the 2008 Form 10-K. The amounts shown under Grant Date Fair Value of Stock Awards do not necessarily correspond to the actual value that may be realized by the NEOs.

OUTSTANDING EQUITY AWARDS — FISCAL 2008

The following table sets forth certain information with regard to all unexercised options and all unvested awards of restricted stock, RSUs and PSUs held by our NEOs on December 31, 2008.

	Option Awards(1)						Stock Awards(1)
										Equity
										Incentive
									Equity	Plan Awards:
									Incentive	Market or
				Equity					Plan Awards:	Payout
				Incentive				Market	Number of	Value of
				Plan Awards:				Value of	Unearned	Unearned
			Number of	Number of			Number of	Shares or	Shares, Units	Shares, Units
		Number of	Securities	Securities			Shares or	Units of	or Other	or Other
		Securities	Underlying	Underlying			Units of Stock	Stock that	Rights that	Rights that
		Underlying	Unexercised	Unexercised	Option	Option	that have	have not	have not	have not
		Options	Options	Unearned	Exercise	Expiration	not Vested	Vested	Vested	Vested
Name	Grant Date	(#) Exercisable	(#) Unexercisable	Options (#)	Price ($)	Date	(#)	($)	(#)	($)

Wm. Polk Carey	01/02/01	150,000	0	0	$18.26	01/02/11
	04/01/02	182,725	0	0	23.00	03/31/12
	12/31/02	2,726	4,092	0	24.75	12/31/12
	06/30/04	0	7,933	0	29.78	06/30/14
	12/31/04	0	230	0	35.16	12/31/14
	06/30/05	0	6,501	0	29.28	06/30/15
	12/31/05	0	266	0	25.36	12/31/15
	06/30/06	0	3,786	0	25.32	06/30/16
	12/31/06	0	224	0	30.07	12/31/16
	06/30/07	0	8,328	0	31.45	06/30/17
	12/31/07	0	1,220	0	33.20	12/31/17
	01/02/08						18,400	$431,112	9,200	$215,556
Gordon F. DuGan	04/01/02	75,000	0	0	23.00	03/31/12
	12/31/02	2,726	4,092	0	24.75	12/31/12
	12/31/03	221	885	0	30.52	12/31/13
	02/15/04	25,000	75,000	0	29.70	02/15/14
	06/30/04	0	9,279	0	29.78	06/30/14
	12/31/04	0	1,701	0	35.16	12/31/14
	06/30/05	0	13,026	0	29.28	06/30/15
	12/31/05	0	2,252	0	25.36	12/31/15
	06/30/06	0	6,781	0	25.32	06/30/16
	12/31/06	0	1,796	0	30.07	12/31/16
	06/30/07	0	12,335	0	31.45	06/30/17
	12/31/07	0	2,440	0	33.20	12/31/17
	01/02/08						18,400	431,112	9,200	215,556
Mark J. DeCesaris	02/15/06	6,250	18,750	0	26.19	02/15/16	6,000	140,580
	05/15/06	25,000	25,000	0	26.99	05/15/16
	06/30/07	0	2,876	0	31.45	06/30/17
	12/31/07	0	1,017	0	33.20	12/31/17
	01/02/08						8,750	205,013	4,375	102,506
Edward V. LaPuma	04/01/02	36,000	0	0	23.00	03/31/12
	12/31/02	1,268	1,903	0	24.75	12/31/12
	06/30/03	338	1,353	0	29.94	06/30/13
	12/31/03	1,220	4,884	0	30.52	12/31/13
	06/30/04	0	4,323	0	29.78	06/30/14
	12/31/04	0	2,860	0	35.16	12/31/14
	06/30/05	0	11,449	0	29.28	06/30/15
	12/31/05	0	4,578	0	25.36	12/31/15
	06/30/06	0	5,065	0	25.32	06/30/16
	12/31/06	0	3,689	0	30.07	12/31/16
	06/30/07	0	15,788	0	31.45	06/30/17
	12/31/07	0	13,478	0	33.20	12/31/17

	Option Awards(1)						Stock Awards(1)
										Equity
										Incentive
									Equity	Plan Awards:
									Incentive	Market or
				Equity					Plan Awards:	Payout
				Incentive				Market	Number of	Value of
				Plan Awards:				Value of	Unearned	Unearned
			Number of	Number of			Number of	Shares or	Shares, Units	Shares, Units
		Number of	Securities	Securities			Shares or	Units of	or Other	or Other
		Securities	Underlying	Underlying			Units of Stock	Stock that	Rights that	Rights that
		Underlying	Unexercised	Unexercised	Option	Option	that have	have not	have not	have not
		Options	Options	Unearned	Exercise	Expiration	not Vested	Vested	Vested	Vested
Name	Grant Date	(#) Exercisable	(#) Unexercisable	Options (#)	Price ($)	Date	(#)	($)	(#)	($)

Thomas E. Zacharias	04/01/02	75,000	0	0	23.00	03/31/12
	12/31/03	44	177	0	30.52	12/31/13
	02/15/04	12,500	37,500	0	29.70	02/15/14	10,000	234,300
	06/30/04	0	2,720	0	29.78	06/30/14
	12/31/04	0	430	0	35.16	12/31/14
	06/30/05	0	3,974	0	29.28	06/30/15
	12/31/05	0	532	0	25.36	12/31/15
	03/10/06	50,000	50,000	0	26.00	03/10/16
	06/30/06	0	2,613	0	25.32	06/30/16
	12/31/06	0	449	0	30.07	12/31/16
	06/30/07	0	6,482	0	31.45	06/30/17
	12/31/07	0	1,423	0	33.20	12/31/17
	01/02/08						12,500	$292,875	6,250	$146,438

(1)	The option, restricted stock, PSU, and RSU awards listed above vest over the following periods:

Option Awards:

•	Grants dated June 30th or December 31st represent options granted in connection with the 2005 PEP and vest in equal annual installments on the fifth through ninth anniversaries of the grant date.

•	Grants dated 1/2/01 and 4/1/02 vested in equal annual installments over three years on the anniversary of the grant date.

•	Grants dated 2/15/04 and 2/15/06 vest in equal annual installments over four years beginning on January 1st of year 2008 through 2011. These options originally were scheduled to vest in years 5 through 9; in October 2007, the Board modified the vesting period of these grants to the current schedule.

•	Grants dated 3/10/06 and 5/15/06 vest in equal annual installments over four years on the anniversary of the grant date.

Stock Awards:

•	Restricted Stock grant dated 2/15/04 vests 2,000 shares each in years one and two; 3,000 shares each in years three and four; and 5,000 shares each in years five and six.

•	Restricted Stock grant dated 2/15/06 vests in equal annual installments over four years on the anniversary of the grant date.

•	RSU grants dated 1/2/08 vest in three equal annual installments commencing on January 2, 2009.

•	PSU grants dated 1/2/08 are shown under Equity Incentive Plan Awards columns and reflect the Threshold Amount of PSUs that may vest on January 2, 2011 if certain performance criteria are met.

All market values are based on the $23.43 closing price of the Common Stock on December 31, 2008.

In December 2008, Mr. LaPuma exercised an award of 1 million options to acquire interests in WPCI. Under the terms of Mr. LaPuma’s employment agreement, he has the right to put all vested interests in WPCI (as well as certain related entities in which he also has interests as a result of a recent corporate restructuring), including those acquired on exercise of options to purchase interests in WPCI, to the Company on or after December 31, 2012 (or earlier in certain circumstances, as described under Potential Payments Upon Termination or Change in Control), at the value thereof as determined by an independent appraisal. Mr. LaPuma will receive payment for such interests in shares of Common Stock of the Company, valued at the average between the reported high and low trading prices for the thirty days prior to payment, and must continue to hold these shares for one year after receipt.

OPTION EXERCISES AND STOCK VESTED — FISCAL 2008

The following table contains information about shares acquired by the NEOs upon the exercise of stock options or vesting of restricted stock awards during 2008.

	Option Awards			Stock Awards
	Number of Shares	Value Realized on		Number of Shares	Value Realized on
	Acquired on Exercise	Exercise		Acquired on Vesting	Vesting(2)
Name	(#)	($)		(#)	($)

Wm. Polk Carey	0	0		0	0
Gordon F. DuGan	0	0		0	0
Mark J. DeCesaris	0	0		3,000	$96,180
Edward V. LaPuma	25,000	$496,250	(1)	0	0
Thomas E. Zacharias	0	0		3,000	96,180

(1)	In accordance with SEC rules, the Value Realized on Exercise was calculated by subtracting the grant price of $16.25 from the fair market value of the Common Stock, as determined under the terms of the Company’s 1997 Share Incentive Plan, on October 27, 2008, the date of exercise, which was $19.85.

(2)	The amounts in the Stock Awards — Value Realized on Vesting column represents the product of the number of restricted stock awards vested and $32.06, which was the closing price of the Common Stock on February 15, 2008, the date of vesting for all restricted stock awards in 2008 for the NEOs.

PENSION PLANS

W. P. Carey & Co. LLC does not maintain a qualified deferred benefit plan and did not provide pension benefits to its NEOs for the fiscal year ended December 31, 2008.

NONQUALIFIED DEFERRED COMPENSATION — FISCAL 2008

The following table shows the aggregate earnings, withdrawals, and account balances for the NEOs in our PEP Plans. As discussed in “Compensation Discussion and Analysis” above, the Company terminated further contributions by executives in the PEP Plans effective December 31, 2007, and there were no registrant contributions made to those plans in 2008.

	Aggregate Earnings	Aggregate	Aggregate Balance
	in Last Fiscal	Withdrawals/	at Last Fiscal Year
	Year(1)	Distributions(2)	End(3)
Name	($)	($)	($)

Wm. Polk Carey	$33,842	$(78,902)	$1,181,940
Gordon F. DuGan	64,082	(126,579)	1,894,809
Mark J. DeCesaris	6,290	(9,050)	135,240
Edward V. LaPuma	92,132	(163,900)	2,452,232
Thomas E. Zacharias	24,729	(42,126)	630,130

(1)	The Aggregate Earnings in Last Fiscal Year column represents combined earnings on the PEP Plans, including dividend equivalents as well as any change in the annual valuation of the PEP units, reflecting a corresponding change in the estimated net asset value of CPA®:15 and/or CPA®:16 as of December 31, 2008.

(2)	The Aggregate Withdrawals/Distributions column represents distributions in 2008 from the PEP Plans of dividend equivalents.

(3)	The Aggregate Balance at Last Fiscal Year column represents aggregate balances invested in the PEP Plans and increases in valuation therein for years prior to 2008, together with Aggregate Earnings in 2008, less Aggregate

Distributions in 2008. Balances in the PEP Plans for all NEOs were rolled over to the Company’s Deferred Compensation Plan pursuant to elections by the NEOs effective as of December 31, 2008 and are scheduled to convert to RSUs on June 15, 2009. Amounts contributed to the PEP Plans in prior years consist of a portion of salary, bonus, and commissions and were previously reported for NEOs in the Summary Compensation Tables for such prior years.

In 2008, the Company adopted the Deferred Compensation Plan, which allows participants to defer receipt of the Common Stock underlying awards of RSUs and PSUs, as more fully described in “Compensation Discussion and Analysis” above. No such deferrals occurred with respect to any amounts otherwise payable in 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

None of the NEOs, other than Edward V. LaPuma, has an employment, severance or change in control agreement with the Company that, in the event of termination of their employment or a change in control, which are collectively referred to below as termination events, would provide them with any right to a cash severance or incremental benefit.

As an inducement to retain the services of Mr. LaPuma, on March 21, 2003, W. P. Carey & Co. LLC and WPCI entered into an Amended Employment Agreement with Mr. LaPuma, which modified his prior Employment Agreement with the Company dated June 28, 2000. Under his Amended Employment Agreement, Mr. LaPuma is entitled to post-employment benefits depending upon the reason for termination (as such reasons are defined in the Employment and the Amended Employment Agreements). Assuming that a termination without cause, voluntary termination with good reason, or termination due to a change in control had occurred as of December 31, 2008, Mr. LaPuma would have received severance payments totaling $4,242,194. Certain payments are subject to reduction in an amount equal to 50% of any amounts received from any source by Mr. LaPuma for his services during that period. Upon the occurrence of these termination events, Mr. LaPuma would also be entitled to put all of his vested interests in WPCI, including those acquired upon the exercise of options to purchase interests in WPCI that occurred in December 2008, as well as certain related entities, back to the Company immediately, rather than on or after December 31, 2012 pursuant to the terms of that put right, at the value thereof as determined by an independent appraisal. In addition, a voluntary termination for good reason associated with his position within or the operations of the Company would result in the payment of an additional $1 million to Mr. LaPuma.

The terms of the Company’s outstanding equity awards provide that, in the event of a change of control, the portion of the award not already vested becomes exercisable or vested, as the case may be; for PSUs, the awards vest at the Maximum Amount, which is three times the Target Award. Upon termination of employment, the provisions of the Company’s outstanding equity awards provide as follows:

Options.  Upon termination of employment by reason of death or disability, options may be exercised to the extent exercisable upon termination (or to the full extent, at the Compensation Committee’s discretion) for a period of six months from death or twelve months from termination by reason of disability. The post-termination exercise periods may be extended by the Committee. Upon termination of employment for cause, as defined in the 1997 Share Incentive Plan, options immediately terminate, except that the Committee can provide for a period for 30 day period to exercise, in its discretion. Upon any other termination, unvested options are forfeited upon termination, and optionees have a 30 day period from termination to exercise vested options.

Restricted Stock.  Upon termination of employment by reason of death or disability, the restricted stock becomes fully vested on the date of death or disability. In all other cases, unvested shares are forfeited upon termination.

RSUs.  Upon termination of employment by reason of death or disability, the RSUs becomes fully vested on the date of death or disability. In all other cases, unvested RSUs are forfeited upon termination.

PSUs.  The 1997 Share Incentive Plan provides that, except as otherwise provided by the Compensation Committee, PSUs automatically terminate upon a participant’s termination of service for any reason. However, the award agreement forms approved by the Committee provide that, if a participant’s employment terminates for any reason other than disability, involuntary dismissal, retirement or death prior to the conclusion of the performance period, then the PSUs are forfeited, subject to the Committee’s discretion otherwise. In the case of a termination due to disability, involuntary dismissal, retirement or death, the participant (or beneficiary) is entitled to a pro-rata portion of the award, contingent upon satisfaction of the performance criteria.

As applicable, the value of this accelerated vesting, assuming that a termination event to which accelerated vesting applies, as described above, occurred on December 31, 2008, would have been: in the case of a stock option, the excess of the Common Stock price on that date ($23.43) over the option exercise price and; in the case of a restricted stock award, RSUs, and PSUs, that price times the number of shares for which the vesting was accelerated. The option values for the NEOs were zero as of December 31, 2008 because the Common Stock price on that date was below each of the option exercise prices. The restricted stock award values for the NEOs at December 31, 2008 would have been: $140,580 for Mr. DeCesaris and $234,300 for Mr. Zacharias. The RSU values for each of the NEOs at December 31, 2008 would have been $431,112 for each of Messrs. Carey and DuGan, $205,013 for Mr. DeCesaris, and $292,875 for Mr. Zacharias. The PSU values for each of the NEOs, assuming a change in control at December 31, 2008, would have been: $1,293,336 for each of Messrs. Carey and DuGan, $615,038 for Mr. DeCesaris, and $878,625 for Mr. Zacharias.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent that the Company incorporates it by specific reference.

The Audit Committee of the Board of Directors reports as follows with respect to the audit of W. P. Carey & Co. LLC’s fiscal 2008 audited financial statements and management’s report of internal controls over financial reporting.

The audit functions of the Committee focus on the adequacy of W. P. Carey & Co. LLC’s internal controls and financial reporting procedures, the performance of W. P. Carey & Co. LLC’s internal audit function and the independence and performance of W. P. Carey & Co. LLC’s Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP. The Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of W. P. Carey & Co. LLC’s financial reporting. The Committee discusses these matters with appropriate internal financial personnel as well as its Independent Registered Public Accounting Firm. The Committee held four regularly scheduled quarterly meetings during 2008 and also met four additional times.

Management has primary responsibility for W. P. Carey & Co. LLC’s financial statements and management’s report of internal controls over financial reporting and the overall reporting process, including W. P. Carey & Co. LLC’s system of internal controls. The Independent Registered Public Accounting Firm audits the annual financial statements and the effectiveness of internal controls over financial reporting, expresses an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and discusses with the Committee any issues they believe should be raised with us. The Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management.

The Committee has reviewed and discussed the audited financial statements and management’s report of internal controls over financial reporting with the management of W. P. Carey & Co. LLC. The Directors who serve on the Audit Committee are all “independent” as defined in the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission.

The Committee has discussed with the Company’s Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Committee has received written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communication with the Committee concerning independence and has discussed with the Independent Registered Public Accounting Firm their independence from W. P. Carey & Co. LLC. Based on review and discussions of the audited financial statements and management’s report on internal control over financial reporting of W. P. Carey & Co. LLC with management and discussions with the Independent Registered Public Accounting Firm, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Submitted by the Audit Committee:

Charles E. Parente, Chairman
Trevor P. Bond
Nathaniel S. Coolidge
Eberhard Faber, IV

Financial Expert

The Board of Directors has determined that Charles E. Parente, who is an Independent Director and Chairman of the Audit Committee, is a “financial expert” as defined in Item 407 of SEC Regulation S-K under the Securities Exchange Act of 1934.

Fees Billed by PricewaterhouseCoopers LLP During Fiscal Years 2008 and 2007

The following table sets forth the approximate aggregate fees billed to W. P. Carey & Co. LLC during fiscal years 2008 and 2007 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

	2008	2007

Audit Fees(1)	$904,474	$871,009
Audit-Related Fees(2)	0	0
Tax Fees(3)	653,283	1,124,807
All Other Fees	0	0

Total Fees	$1,557,757	$1,995,816

(1)	Audit Fees: This category consists of fees for professional services rendered for the audit of W. P. Carey & Co. LLC’s fiscal 2008 and 2007 financial statements included in the Company’s Annual Reports on Form 10-K (including services incurred with respect to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002), the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, June 30, and September 30, 2008 and 2007, and other audit services including certain statutory audits and SEC registration statement review and the related issuance of comfort letters and consents.

(2)	Audit-Related Fees: This category consists of audit related services performed by PricewaterhouseCoopers LLP and includes services in connection with audits of the Company’s benefit plan.

(3)	Tax Fees: This category consists of fees billed to W. P. Carey & Co. LLC by PricewaterhouseCoopers LLP for tax compliance services and consultation in connection with transactions.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve audit and permissible non-audit services provided by the Company’s Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Independent Registered Public Accounting Firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the Independent Registered Public Accounting Firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. If a non-audit service is required before the Audit Committee’s next scheduled meeting, the

Committee has delegated to its Chairman, Mr. Parente, the authority to approve such services on its behalf, provided that such action is reported to the Committee at its next meeting. Pursuant to these policies, the Audit Committee pre-approved all the services provided by the Independent Registered Public Accounting Firm in 2008 and 2007 shown in the table above.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

From the Company’s inception, it has engaged the firm of PricewaterhouseCoopers LLP as its Independent Registered Public Accounting Firm. For 2009, the Audit Committee has again engaged PricewaterhouseCoopers LLP as the Company’s independent auditors. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from shareholders.

SHAREHOLDER PROPOSALS AND OTHER COMMUNICATIONS

Shareholder Proposals

The date by which shareholder proposals must be received by W. P. Carey & Co. LLC for inclusion in proxy materials relating to the 2010 Annual Meeting of Shareholders is January 1, 2010 and must meet the other requirements of SEC Rule 14a-8.

In order for proposals submitted outside of Rule 14-a-8 to be considered at the 2010 Annual Meeting, shareholder proposals, including shareholder nominations for Director, must comply with the advance notice and eligibility requirements contained in W. P. Carey & Co. LLC’s By-Laws. The By-Laws provide that shareholders are required to give advance notice to W. P. Carey & Co. LLC of any business to be brought by a shareholder before an annual shareholders’ meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of W. P. Carey & Co. LLC. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, any shareholder proposals, including nominations for directors, submitted outside of Rule 14a-8 to be voted on at the 2010 Annual Meeting of Shareholders must be received by W. P. Carey & Co. LLC not earlier than February 11, 2010 and not later than March 13, 2010, being, respectively, 120 and 90 days prior to June 11, 2010, which is the first anniversary of the Annual Meeting. However, in the event that the date of the Annual Meeting of Shareholders in 2010 is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such changed annual meeting date and not later than the close of business on the later of the 90th day prior to such changed annual meeting date or the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice must set forth:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to SEC Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

•	as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they may appear on the Company’s books, and of such beneficial owner and (ii) the class and number of shares of Common Stock that are owned beneficially and of record by such shareholder and such beneficial owner.

A copy of the Company’s By-Laws is available upon request. Such requests and any shareholder proposals should be sent to Susan C. Hyde, Secretary, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020. These procedures apply to any matter that a shareholder wishes to raise at any annual meeting, including those matters raised other than pursuant to SEC Rule 14a-8. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by W. P. Carey & Co. LLC may confer discretionary authority to vote on such proposal.

Communication with the Board

Shareholders who wish to send communications on any topic to the Board, the Lead Director, or the Independent Directors as a group may do so by writing to the Lead Director, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020. The Nominating and Corporate Governance Committee has approved a process for handling communications to the Board in which the Corporate Secretary, Susan C. Hyde, monitors communications from shareholders and provides copies or summaries of such communications to the Directors as she considers appropriate. The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Hyde is responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the Directors as she considers appropriate.

DIRECTOR INDEPENDENCE

In recent years, the Board has strengthened the Company’s corporate governance practices, including by its adoption of W. P. Carey & Co. LLC’s Corporate Governance Guidelines. The Guidelines meet or exceed the Listing Standards adopted by the New York Stock Exchange. The Guidelines can be found in the “WPC Investor Relations” section of W. P. Carey & Co. LLC’s website (www.wpcarey.com). A printed copy may also be obtained upon request from our Secretary, Susan C. Hyde.

Pursuant to the Guidelines, the Board undertook its annual review of Director independence in March 2009. During this review, the Board considered transactions and relationships between each Director and nominee or any member of his or her immediate family and W. P. Carey & Co. LLC and its subsidiaries and affiliates, including those reported under “Certain Relationships and Related Transactions” below. The Board also examined transactions and relationships between Directors and nominees or their affiliates and members of our senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the Director is independent.

The Guidelines provide that a majority of the Directors will be Independent Directors. A Director is independent if he or she does not have a material relationship with the Company or one of its subsidiaries. The Board has established guidelines to assist it in determining Director independence, although compliance with the guidelines is not sufficient for a determination of independence by the board.

The guidelines provide that a Director shall not be an Independent Director if he or she:

•	has in the last three years been employed by the Company;

•	has in the last three years been affiliated with or employed by a (present or former) auditor of the Company or of an affiliate of the Company;

•	has in the last three years been part of an interlocking directorate in which an Executive Officer of the Company sits on the compensation committee of another company (including parent and subsidiaries of such company) that concurrently employs the Director; or is or has been in the last three years an Executive Officer or employee of a company that makes payments to, or receives payments from the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

•	has an immediate family member who falls within any of the above categories.

The Guidelines also provide that ownership of Common Stock by Directors is encouraged and that ownership of a substantial amount of stock is not in itself a basis for a Director to be considered as not independent, provided that ownership of more than 10% of the outstanding shares may preclude a Director from being deemed independent for the purpose of serving on the Audit Committee.

The New York Stock Exchange also requires that the Board of Directors determine whether a Director is “independent” for purposes of the Exchange’s Listing Standards. The Nominating and Corporate Governance Committee has asked each Director and nominee to specify in writing the nature of any relevant relationships such individual may have with the Company, including, but not limited to, any relationships that would specifically preclude a finding of “independence” under the Listing Standards. Upon review of these disclosures, the Board has affirmatively determined that none of the Directors or nominees noted as “independent” in this Proxy Statement has a material relationship with W. P. Carey & Co. LLC that would interfere with his independence from the Company and its Management.

As a result of this review, the Board has affirmatively determined that Messrs. Bond, Coolidge, Faber, Griswold, Klein, Mittelstaedt, Parente, von Köller, and Winssinger are independent of the Company and its Management under the standards set forth in the Company’s Corporate Governance Guidelines and the New York Stock Exchange Listing Standards and for the purpose of serving on the Audit Committee, where applicable. Messrs. Wm. Polk Carey, Francis Carey and DuGan are considered affiliated Directors because of their relationship to, or current or former employment as senior executives of, W. P. Carey & Co. LLC and its affiliates.

CODE OF ETHICS

The Board of Directors has also adopted a Code of Business Conduct and Ethics (“Code”), which sets forth the standards of business conduct and ethics applicable to all of our employees, including our NEOs and Directors. This code is available on the Company’s website (www.wpcarey.com) in the “Investor Relations” section. Printed copies may also be obtained upon a request submitted to our Investor Relations department. W. P. Carey & Co. LLC also intends to post amendments to or waivers from the Code (to the extent applicable to our principal executive officer, principal financial officer and principal accounting officer) at this location on the website. Francis J. Carey, our retired Vice Chairman, has been appointed the Company’s Chief Ethics Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

The NEOs and Directors are committed to upholding the highest legal and ethical conduct in fulfilling their responsibilities and recognize that related party transactions can present a heightened risk of potential or actual conflicts of interest. Employees, officers and Directors have an obligation to act in the best interest of the Company and to put such interests at all times ahead of their own personal interests. In addition, all employees, officers and Directors of the Company should seek to avoid any action or interest that conflicts with or gives the appearance of a conflict with the Company’s interests. According to the Code, a conflict of interest occurs when a person’s private economic or other interest conflicts with, is reasonably expected to conflict with, or may give the appearance of conflicting with, any interest of the Company. The following conflicts of interest are prohibited, and employees, officers and Directors of W. P. Carey & Co. LLC must take all reasonable steps to detect, prevent, and eliminate such conflicts:

•	Working in any capacity – including service on a Board of Directors or trustees, or on a committee thereof – for a competitor while employed by the Company.

•	Competing with the Company for the purchase, sale or financing of property, services or other interests.

•	Soliciting or accepting any personal benefit from a third party (including any competitor, customer or service provider) in exchange for any benefit from the Company. (Applicable Company policies may permit the acceptance of gifts and entertainment from third parties, subject to certain limitations.)

Individuals are expected to adhere to these policies where applicable and in general to limit acceptance of benefits to those that are reasonable and customary in a business environment and that are not reasonably likely to improperly influence the individual. Other conflicts of interest, while not prohibited in all cases, may be harmful to the Company and therefore must be disclosed in accordance with the Code. The Chief Ethics Officer of the Company has primary authority and responsibility for the administration of this Code subject to the oversight of the Nominating and Corporate Governance Committee or, in the case of accounting, internal accounting controls or auditing matters, the Audit Committee.

Transactions With Managed Funds

Through a wholly-owned subsidiary, W. P. Carey & Co. LLC earns revenue as the advisor to the CPA® REITs. Under advisory agreements that the Company has with each of the CPA® REITs, the Company performs services and earns asset management revenue related to the day-to-day management of the CPA® REITs and provides transaction-related services and earns structuring revenue in connection with structuring and negotiating investments and any related financing on their behalf. In addition, the Company provides further services and earns revenue when each CPA® REIT is liquidated. The Company is also reimbursed for certain costs incurred in providing services, including broker-dealer commissions paid on behalf of the CPA® REITs, marketing costs and the cost of personnel provided for the administration of the CPA® REITs. As a result of electing to receive certain payments for services in shares, the Company also holds ownership interests in the CPA® REITs. For the year ended December 31, 2008, total asset-based revenue earned was approximately $80.7 million, while reimbursed costs totaled approximately $41.2 million. In 2008, for CPA®:14, CPA®:15 and CPA®:16 – Global, the Company elected to receive all asset management revenue in cash and all performance revenue in restricted shares of their common stock, while for CPA®:17 – Global, the Company elected to receive asset management revenue in restricted shares of its common stock.

In connection with structuring and negotiating investments and any related financing for the CPA® REITs, the advisory agreements provide for structuring revenue based on the cost of investments. A portion of this revenue is paid when the transaction is completed while the remainder is payable in equal annual installments, subject to the relevant CPA® REIT meeting its performance criterion. The Company may be entitled to loan refinancing revenue in connection with structuring and negotiating investments. This loan refinancing revenue, together with the acquisition revenue, is referred to as structuring revenue. The Company earned structuring revenue of approximately $20.2 million for the year ended December 31, 2008. In addition, the Company may also earn revenue related to the disposition of properties, subject to subordination provisions, and will only recognize such revenue as such provisions are achieved.

Other Transactions

The Company owns interests in entities ranging from 5% to 95%, with the remaining interests generally held by affiliates, including the CPA REITs, and owns common stock in each of the CPA® REITs. The Company is the general partner in a limited partnership (which it consolidates for financial statement purposes) that leases its home office space and participates in an agreement with certain affiliates, including the CPA® REITs, for the purpose of leasing office space used for the administration of its operations, the operations of its affiliates and for sharing the associated costs. During the year ended December 31, 2008, the Company recorded income from minority interest partners of approximately $2.4 million related to reimbursements from these affiliates. As of December 31, 2008, the average estimated minimum lease payments on the office lease, inclusive of minority interest, approximates $2.9 million annually through 2016.

Included in Other liabilities in the Company’s consolidated balance sheet at December 31, 2008 are amounts due to affiliates totaling approximately $0.9 million.

Livho, Inc.

In connection with the consolidation of the nine CPA® partnerships in 1998, the Company obtained a hotel in Livonia, Michigan, which was not subject to a lease. The Company would be taxed as a corporation if it received more than a small percentage of its income from the operation of a hotel. In order to avoid taxation as a corporation, the Company in 1998 leased the hotel to Livho Inc., a corporation wholly-owned by Director Francis J. Carey, its chairman, pursuant to a two-year lease, which was subsequently modified and extended. The Company consolidates the accounts of Livho in its consolidated financial statements in accordance with Financial Accounting Standards Board Interpretation No. 46R, “Consolidation of Variable Interest Entities,” or FIN 46R, because Livho is a variable interest entity, or VIE, of which it is the primary beneficiary. Livho’s rent for 2008 was approximately $0.9 million. Mr. Francis J. Carey, as sole shareholder, did not receive a dividend payment from Livho, as excess cash flow was applied to rental arrearages due to the Company.

Reginald H. Winssinger Investments

Members of the family of Director Reginald H. Winssinger are co-investors with the Company in one of the Company’s properties in France. Specifically, in December 2001 Mr. Winssinger’s family members purchased, at the time of and on the same terms as the purchase of the properties by the Company, a 15% aggregate ownership interest in the property leased to Bouyges Telecom SA in Illkirch, France for an original equity investment of approximately $0.5 million. These ownership interests are subject to substantially the same terms as all other ownership interests in the subsidiary company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of filings with the SEC, W. P. Carey & Co. LLC believes our Directors, Executive Officers and beneficial owners of 10% or more of our shares did not timely file reports required to be filed in 2008 under Section 16(a) on the following occasions: (a) Eberhard Faber, IV did not timely report the acquisition of 400 shares by his spouse; and (b) Francis J. Carey did not timely report the acquisition of 1,000 shares. Corrective filings have been made with respect to each of these transactions.

EXECUTIVE OFFICERS OF W. P. CAREY & CO. LLC

The Company’s Executive Officers are elected annually by the Board of Directors. Detailed information regarding the Executive Officers who are not directors as of the date of this Proxy Statement is set forth below.

Mark J. DeCesaris
AGE: 50

Mr. DeCesaris has served as Acting Chief Financial Officer, Chief Administrative Officer and Managing Director since November 2005. He has also served in the same capacities with CPA®:14, CPA®:15 and CPA®:16 – Global since November 2005, and CPA®:17 – Global since October 2007. Mr. DeCesaris had previously been a consultant to W. P. Carey & Co. LLC’s finance department since May 2005. Prior to joining W. P. Carey & Co. LLC, from 2003 to 2004 Mr. DeCesaris was Executive Vice President for Southern Union Company, a natural gas energy company publicly traded on the New York Stock Exchange, where his responsibilities included overseeing the integration of acquisitions and developing and implementing a shared service organization to reduce annual operating costs. From 1999 to 2003, he was Senior Vice President for Penn Millers Insurance Company, a property and casualty insurance company, where he served as President and Chief Operating Officer of Penn Software, a subsidiary of Penn Millers Insurance. From 1994 to 1999, he was President and Chief Executive Officer of System One Solutions, a business consulting firm that he founded. He started his career with Coopers & Lybrand in Philadelphia, PA. Mr. DeCesaris graduated from Kings College with a BS in Accounting and a BS in Information Technology. He currently serves as a member of the Board of Trustees of Kings College.

Edward V. LaPuma
AGE: 36

Mr. LaPuma became a Managing Director of W. P. Carey in March 2002 and President of W. P. Carey International LLC in 2004. He joined W. P. Carey as an Assistant to the Chairman in 1994 and has served as President of CPA®:14 since 2005. Mr. LaPuma established W. P. Carey’s Institutional Department, which he headed as President of CIP®. Prior to joining W. P. Carey, Mr. LaPuma was a consultant with Sol C. Snider Entrepreneurial

Center, a strategic consulting firm. A magna cum laude graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School. He is a member of the board of directors of W. P. Carey International LLC. He is also a trustee for the Rensselaerville Institute and a trustee for the W. P. Carey Foundation.

John D. Miller
AGE: 64

Mr. Miller joined W. P. Carey & Co. LLC in 2004 as Vice Chairman of Carey Asset Management and has served as Chief Investment Officer of W. P. Carey & Co. LLC, CPA®:14; CPA®:15 and CPA®:16 – Global since 2005, and CPA®:17 – Global since October 2007. Mr. Miller was a Co-founder of StarVest Partners, L.P., a technology oriented venture capital fund. He was Chairman and President of the StarVest management company from 1998 to 2005 and served on a number of boards of its portfolio companies until the end of the fund’s active investment period in 2005. Mr. Miller continues to retain a Non-Managing Member interest in StarVest. From 1995 to 1998, he served as President of Rothschild Ventures Inc., the private investment unit of Rothschild North America, a subsidiary of the worldwide Rothschild Group, where he helped raise and was Co-chair of the Rothschild Recovery Fund. Prior to joining Rothschild in 1995, he held positions at two private equity firms, Credit Suisse First Boston’s Clipper group and Starplough Inc., an affiliate of Rosecliff. Mr. Miller previously served in investment positions at the Equitable, including serving as President and Chief Executive Officer of Equitable Capital Management Corporation, and as head of its corporate finance department. He currently serves on the Board of FX Real Estate and Entertainment Inc. He received his B.S. from the University of Utah and an M.B.A. from the University of Santa Clara.

Thomas E. Zacharias
AGE: 55

Mr. Zacharias joined W. P. Carey & Co. LLC in April 2002 and is head of the Asset Management Department. He currently serves as Chief Operating Officer and Managing Director of W. P. Carey & Co. LLC, CPA®:14, CPA®:15 and CPA®:16 – Global since 2005, and CPA®:17 – Global since October 2007. He has also served as CPA®:16 – Global’s President since 2003. Mr. Zacharias previously served as an Independent Director of CPA®:14 from 1997 to 2001 and CPA®:15 in 2001. Prior to joining W. P. Carey & Co. LLC, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998 Mr. Zacharias was a senior officer at Corporate Property Investors, which at the time of its merger into Simon Property Group in 1998 was the largest private equity REIT. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and served as a Trustee of Groton School in Groton, Massachusetts between 2003 and 2007.

Exhibit A

W. P. CAREY & CO. LLC

2009 SHARE INCENTIVE PLAN

The name of this plan is the W. P. Carey & Co. LLC 2009 Share Incentive Plan (the “Plan”). The purpose of this Plan is to encourage and enable the officers, employees and Eligible Directors of W. P. Carey & Co. LLC (the “Company”) and its Subsidiaries and Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

SECTION 1

Definitions

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Share Options, Restricted Share Awards, Restricted Share Units, Performance Share Awards, Performance Share Units and Dividend Equivalent Rights.

“Board” means the Board of Directors of the Company.

“Cause” means and shall be limited to a vote of the Board to the effect that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company or an Affiliate are parties, (ii) any act (other than retirement) or omission to act by the participant, including without limitation, the commission of any crime (other than ordinary traffic violations) that may have a material and adverse effect on the business of the Company or any Affiliate or on the participant’s ability to perform services for the Company or any Affiliate, or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Affiliate.

“Change of Control” is defined in Section 13.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means any Committee of the Board referred to in Section 2.

“Disability” means disability as set forth in Section 409A(a)(2)(C) of the Code.

“Dividend Equivalent Right” means a right, granted under Section 8, to receive cash, Shares or other property equal in value to dividends paid with respect to a specified number of Shares.

“Effective Date” means the date set forth in Section 15.

“Eligible Director” means members of the Board who are employees of the Company, its Subsidiaries or their Affiliates and who are not Non-Employee Directors.

“Fair Market Value” on any given date means the last reported sale price at which a Share is traded on such date or, if no Share is traded on such date, the most recent date on which Shares were traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange which is the principal trading market for the Shares.

“Non-Employee Director” means a member of the Board who: (i) is not currently an officer of the Company or any Affiliate; (ii) does not receive compensation for services rendered to the Company or any Affiliate in any capacity other than as a Director; (iii) does not possess an interest in any transaction with the Company for which disclosure would be required under the securities laws; and (iv) is not engaged in a business relationship with the Company for which disclosure would be required under the securities laws.

“Option” or “Share Option” means any option to purchase Shares granted pursuant to Section 5.

“Performance Share Award” means Awards granted pursuant to Section 7.

“Performance Share Unit” means Awards granted pursuant to Section 7.

“Restricted Share Award” means Awards granted pursuant to Section 6.

“Restricted Share Unit” means Awards granted pursuant to Section 6.

“Shares” means the listed shares of the Company, subject to adjustment pursuant to Section 3.

“Subsidiary” means any entity (other than the Company) in an unbroken chain of entities, beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns equity possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in the chain.

SECTION 2

Administration of Plan; Committee Authority to Select Participants
and Determine Awards

(a) Committee.  The Plan shall be administered by a committee of not less than two directors, as appointed by the Board from time to time (the “Committee”) who are “non-employee directors” as then defined under Rule 16b-3 of the Act and “independent” directors under the rules of the New York Stock Exchange, which shall initially be the Compensation Committee of the Board.

(b) Powers of Committee.  The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers, employees and Eligible Directors of the Company and Affiliates to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Share Options, Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units and Dividend Equivalent Rights, or any combination of the foregoing, granted to any officer, employee or Eligible Director;

(iii) to determine the number of Shares to be covered by any Award granted to an officer, employee, Eligible Director or Affiliate;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award granted to an officer, employee or Director, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate the exercisability or vesting of all or any portion of any Award granted to a participant;

(vi) subject to the provisions of Section 5(ii) of the Plan and Section 409A of the Code, to extend the period in which Share Options may be exercised;

(vii) to determine, consistent with the provisions of Section 409A of the Code, whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company will pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules and guidelines for administration of the Plan and for its own acts as it shall deem advisable; to interpret the terms, the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3

Shares Issuable under the Plan; Mergers; Substitution

(a) Shares Issuable.  The maximum number of Shares reserved and available for issuance under the Plan shall be 3,600,000. For purposes of this limitation, the Shares underlying any Awards, including Dividend Equivalent Rights, which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying Shares to which the Award related. Notwithstanding the foregoing, the following Shares shall not become available for purposes of the Plan: (1) Shares previously owned or acquired by an awardee that are delivered to the Company, or withheld from an Award, to pay the exercise price, or (2) Shares that are delivered or withheld for purposes of satisfying a tax withholding obligation. Shares issued under the Plan may be unissued Shares or Shares reacquired by the Company.

(b) Shares, Dividends, Mergers, etc.  In the event of any recapitalization, reclassification, split-up or consolidation of Shares, separation (including a spin-off), dividend on Shares payable in securities of the Company (including Shares), or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, the Committee shall make such appropriate adjustments in the exercise prices of Awards, including Awards then outstanding, in the number and kind of securities, cash or other property which may be issued pursuant to Awards under the Plan, including Awards then outstanding, and in the number of Shares with respect to which Awards may be granted (in the aggregate and to individual participants) in a manner consistent with Section 409A of the Code and as the Committee deems equitable with a view toward maintaining the proportionate interest of the participant and preserving the value of the Awards.

(c) Substitute Awards.  The Committee may grant Awards under the Plan in substitution for share and share-based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or Shares of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4

Eligibility

Participants in the Plan are those Eligible Directors and such full or part-time officers and other employees of the Company, its Subsidiaries and its Affiliates who are responsible for or contribute to the management, growth or profitability of the Company, its Subsidiaries and its Affiliates and who are selected from time to time by the Committee, in its sole discretion.

SECTION 5

Share Options

Subject to the terms of the Plan, any Share Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee in its discretion may grant Share Options to employees of the Company, Subsidiaries or any Affiliate. Share Options granted to Eligible Directors and employees pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i) Exercise Price.  The per share exercise price of a Share Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant. The per share exercise price of a Share Option shall not be less than 100% of the Fair Market Value of the Shares underlying the Share Option on the date of grant. The exercise price of any outstanding Share Option may not be reduced, whether through amendment, cancellation or replacement, unless such reduction is approved by the shareholders of the Company.

(ii) Option Term.  The term of each Share Option shall be fixed by the Committee, but no Share Option shall be exercisable more than ten years after the date the option is granted.

(iii) Exercisability; Rights of a Shareholder.  Share Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Share Option. An optionee shall have the rights of a shareholder only as to Shares acquired upon the exercise of a Share Option and not as to unexercised Share Options.

(iv) Method of Exercise.  Share Options may be exercised in whole or in part, by giving written, electronic or telephonic notice of exercise to the Company or its agent, in a method acceptable to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(A) In cash (by certified, bank check, money order or other instrument acceptable to the Committee);

(B) In the form of delivered Shares that are not then subject to restrictions, or Shares withheld from the exercise of the Award, in either case if permitted by the Committee in its discretion. Such surrendered or withheld shares shall be valued at Fair Market Value on the exercise date;

(C) Any combination of cash and such Shares, if the use of Shares is permitted by the Committee in its discretion, in the amount of the full purchase price for the number of Shares as to which the Option is exercised; provided, however, that any portion of the option price representing a fraction of a share shall be paid by the Optionee in cash; or

(D) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing Shares to be purchased pursuant to the exercise of the Share Option or electronic or book-entry recordation thereof will be contingent upon receipt from the optionee by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Share Option or applicable provisions of laws. If the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no Shares will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the option price, whether from the optionee, or from a broker or other agent.

(v) Non-transferability of Options.  No Share Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, except that Share Options may be transferred by gifting for the benefit of a participant’s descendants for estate planning purposes or pursuant to a certified domestic relations order. All Share Options shall be exercisable, during the optionee’s lifetime, only by the optionee.

(vi) Termination of Employment by Death.  If any optionee’s service with the Company and its Affiliates terminates by reason of death, the Share Option may thereafter be exercised, to the extent exercisable at the date of death, or to the full extent of the option or any portion thereof, at the Committee’s discretion, by the legal representative or legatee of the optionee, for a period of six months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

(vii) Termination of Employment by Reason of Disability.

(A) Any Share Option held by an optionee whose service with the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination or to the full extent of the option or any portion thereof, at the Committee’s discretion, by the optionee or the legal representative of the optionee, for a period of twelve months (or such longer period as the Committee shall specify at any time) from the date of such termination of service, or until the expiration of the stated term of the Option, if earlier.

(B) The Committee shall have sole authority and discretion to determine whether a participant’s service has been terminated by reason of Disability.

(C) Except as otherwise provided by the Committee at the time of grant or otherwise, the death of an optionee during a period provided in this Section 5(vii) for the exercise of a Share Option shall operate to extend such period for six months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(viii) Termination for Cause.  Unless otherwise determined by the Committee in its discretion, if any optionee’s service with the Company or its Affiliates has been terminated for Cause, any Share Option held by such optionee shall immediately terminate and be of no further force and effect.

(ix) Other Termination.  Unless otherwise determined by the Committee in its discretion, if an optionee’s service with the Company and its Affiliates terminates for any reason other than death, Disability, or for Cause, any Share Option held by such optionee may thereafter be exercised for such period as the Committee shall specify at any time, but in no event later than the expiration of the stated term of the option.

(x) Restrictions on Shares.  Shares issued upon exercise of a Share Option shall be free of all restrictions under the Plan, except as otherwise provided herein.

(y) Agreement or Notice.  Share Options shall be evidenced by an agreement or notice thereof.

SECTION 6

Restricted Share Awards and Restricted Share Units

(a) Nature of Restricted Share Award and Restricted Share Units.  The Committee may grant Restricted Share Awards and Restricted Share Units to Eligible Directors and employees of the Company, a Subsidiary or any Affiliate. A Restricted Share Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Shares”). A Restricted Share Unit represents a right to receive Shares or cash based upon conditions as the Committee may determine at the time of grant (“Restricted Share Units”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives.

(b) Acceptance of Award.  A participant who is granted a Restricted Share Award or Restricted Share Unit which requires the making of a payment to the Company shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares, covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Shares or Restricted Share Unit in such form as the Committee shall determine. Restricted Share Awards or Restricted Share Units will otherwise be evidenced by notice thereof.

(c) Rights as a Shareholder.  Upon complying with Section 6(b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Shares including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Share Award. Unless the Committee shall otherwise determine, certificates evidencing Restricted Shares shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below. Holders of Restricted Share Units shall not have the rights of shareholders until Shares are issued in satisfaction thereof, but may have Dividend Equivalent Rights, as determined by the Committee.

(d) Restrictions.  Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

(e) Vesting of Restricted Shares and Restricted Share Units.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and Restricted Share Units and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares or Restricted Share Units and shall be deemed “vested.”

(f) Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Share Award and/or Restricted Share Unit may require or permit the immediate payment, waiver, deferral or investment of dividends or Dividend Equivalent Rights paid on the Restricted Shares or Restricted Share Units.

(g) Termination.  Except as may otherwise be provided by the Committee at any time prior to termination of service, a participant’s rights in all Restricted Share Awards and Restricted Share Unit Awards shall automatically terminate upon the participant’s termination of service with the Company, its Subsidiaries and its Affiliates for any reason (including, without limitation, death, Disability and for Cause).

SECTION 7

Performance Share Awards and Performance Share Units

(a) Nature of Performance Shares and Performance Share Units.  A Performance Share Award is an award entitling the recipient to acquire Shares upon the attainment of specified performance goals. A Performance Share Unit represents a right to receive Shares or cash based upon the achievement, or level of achievement, of one or more performance goals established by the Committee at the time of grant. The Committee may make Performance Share Awards and Performance Share Unit Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards and Performance Share Units may be granted under the Plan to Eligible Directors and employees of the Company, a Subsidiary or any Affiliate, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards and Performance Share Units shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares and Performance Share Units; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance based plans of the Company in setting the standards for Performance Share Awards and Performance Share Units under the Plan.

(b) Restrictions on Transfer.  Performance Share Awards and Performance Share Units and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Shareholder.  A participant receiving a Performance Share Award shall have the rights of a shareholder only as to Shares actually received by the participant under the Plan and not with respect to Shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a Share certificate evidencing the acquisition of Shares under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee). Holders of Performance Share Units shall not have the rights of shareholders until

Shares are issued in satisfaction thereof, but may have Dividend Equivalent Rights, as determined by the Committee. The written instrument evidencing the Performance Share Award and/or Performance Share Unit may require or permit the immediate payment, waiver, deferral or investment of dividends or Dividend Equivalent Rights paid on the Performance Award and/or Performance Share Units.

(d) Termination.  Except as may otherwise be provided by the Committee at any time prior to termination of service, a participant’s rights in all Performance Share Awards and Performance Share Unit Awards shall automatically terminate upon the participant’s termination of service with the Company, its Subsidiaries and its Affiliates for any reason (including, without limitation, death, Disability and for Cause).

(e) Acceleration, Waiver, Etc.  At any time prior to the participant’s termination of service with the Company and its Affiliates, the Committee may in its sole discretion accelerate, waive or, subject to Section 12, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award or Performance Share Unit; provided, however, that in no event shall any provision of the Plan be construed as granting to the Committee any discretion to increase the amount of compensation payable under any Performance Share Award or Performance Share Unit, and the Committee shall have no such discretion notwithstanding any provision of the Plan to the contrary.

SECTION 8

Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would be paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalent Rights credited to a participant may be paid currently, on a deferred basis, or may be deemed to be reinvested in additional Shares. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

SECTION 9

Tax Withholding

(a) Payment by Participant.  Each participant shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares.  A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 10

Transfers

For purposes of the Plan, a transfer to the employment of the Company from a Subsidiary or an Affiliate or from the Company to a Subsidiary or an Affiliate, or from one Subsidiary or Affiliate to another shall not be deemed a termination of service.

SECTION 11

Amendments and Termination

The Board may at any time amend, terminate or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent; and provided further that no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is at the time required for awards under the Plan to qualify for the exemption from Section 16(b) of the Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any stock exchange on which the Shares may then be listed, or otherwise amend the Plan in any manner that would cause awards under the Plan not to qualify for the exemption provided by Rule 16b-3.

SECTION 12

Status of Plan

With respect to the portion of any Award which has not been exercised and any payments in cash, Shares or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 13

Change of Control Provisions

Upon the occurrence of a Change of Control as defined in this Section 13:

(a) Each Share Option shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

(b) Restrictions and conditions on Awards of Restricted Shares, Restricted Share Units, Performance Shares, Performance Share Units and Dividend Equivalent Rights shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Shares subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant; provided that the payment date of any Awards that are considered to be deferred compensation shall not be accelerated.

(c) Unless otherwise expressly provided at the time of grant, participants who hold Share Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of (i) the Fair Market Value of a Share on the date such right is exercised over (ii) the exercise price per share under the Option, multiplied by the number of Shares with respect to which such right is exercised.

(d) “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Act (other than Wm. Polk Carey, the Carey Family, the W. P. Carey Foundation, the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Eligible Directors (“Voting Securities”) or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

(ii) persons (as defined in the previous subsection) who, as of the Effective Date, constitute the Company’s Board of Eligible Directors (the “Incumbent Eligible Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Eligible Director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Eligible Directors shall, for purposes of this Plan, be considered an Incumbent Eligible Director; or

(iii) the Shareholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting equity of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company other than to an entity with respect to which, following such sale or disposition, the shareholders of the Company immediately prior to the sale own more than eighty percent (80%) of, respectively, the outstanding shares of stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of the board of such entity, or (C) any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 25% or more of the Shares then outstanding or (y) the proportionate voting power represented by the Shares beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other Voting Securities (other than pursuant to a Share split, Share dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i). For purposes of the foregoing, “Carey Family” shall mean Wm. Polk Carey, his spouse, and lineal descendants and his brothers and brothers-in-law, sisters and sisters-in-law and each of their lineal descendants.

SECTION 14

General Provisions

(a) No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

No Shares shall be issued pursuant to an Award until all applicable securities laws and other legal and Shares exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

(b) Delivery or Recordation of Shares.  Delivery of Shares certificates or electronic or book-entry recordation thereof to participants under this Plan shall be deemed effected for all purposes when the Company or a Share transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company or otherwise recorded ownership thereof.

(c) Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary or Affiliate. In the discretion of the Committee, Awards authorized under the Plan may be used in connection with, or to satisfy obligations of the Company or a Subsidiary or Affiliate under, other compensation or incentive plans, programs or arrangements of the Company or any Subsidiary or Affiliate for eligible participants.

(d) Code Section 409A Compliance.  The Plan is not intended to provide for deferred compensation, except to the extent as may be permitted pursuant to individual agreements with Awardees. To the extent that the Plan or any related agreement may be subject to Section 409A of the Code, it shall be construed in a manner to comply with the requirements thereof, including good faith, reasonable statutory interpretations that are contrary to the terms of the Plan or related agreement. Consistent with that intent, the Plan and related agreements shall be interpreted in a manner consistent with Section 409A of the Code. In the event that any provision that is necessary for the Plan or related agreement to comply with Section 409A of the Code is determined by the Company to have been omitted, such omitted provision shall be deemed to be included herein and is hereby incorporated as part of the Plan or related agreement, as applicable.

SECTION 15

Effective Date and Duration of Plan

The effective date of this Plan shall be June 11, 2009, subject to approval of the Company’s shareholders. No Awards may be granted under the Plan subsequent to June 10, 2019.

SECTION 16

Governing Law

This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, to the extent applicable, without regard to conflicts of laws principles.

Exhibit B

W. P. CAREY & CO. LLC

2009 NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN

The purposes of the 2009 Non-Employee Directors’ Incentive Plan (the “Plan”) are to promote the long-term success of W. P. Carey & Co. LLC (the “Company”) by creating a long-term mutuality of interests between the Non-Employee Directors and shareholders of the Company, to provide an additional inducement for such Directors to remain associated with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.

SECTION 1

ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company (the “Board”), which may delegate some or all of its duties to a committee of the Board (the administrator is referred to herein as the “Committee”). The Committee shall initially be the Compensation Committee of the Board.

The Committee shall keep records of actions taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. The Committee may also take action by approval in writing of all members of the Committee.

The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, as to options (“Share Options”) to purchase interests in the Company known as listed shares (“Shares”), as to Shares subject to restrictions as to transferability or other rights of ownership (“Restricted Shares”) and as to rights to receive Shares or cash (“Restricted Share Units”) granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

Notwithstanding the above, the selection of the Directors to whom Share Options, Restricted Shares or Restricted Share Units (collectively, “Awards” or individually an “Award”) are to be granted, the timing of such grants, the number of Shares subject to any Share Option, the exercise price of any Share Option, the periods during which any Share Option may be exercised and the amount and term of any Share Option, Restricted Share or Restricted Share Unit grant shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.

SECTION 2

SHARES AVAILABLE UNDER THE PLAN

The aggregate net number of Shares which may either be issued pursuant to or be subject to outstanding Share Options or granted as Restricted Shares or Restricted Share Units under the Plan is limited to 325,000 Shares of the Company, subject to adjustment and substitution as set forth in Section 7. If any Share Option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or any Restricted Shares or Restricted Share Units are forfeited the number of Shares subject thereto shall again be available for purposes of the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying Shares to which the Award related. Notwithstanding the foregoing, Shares previously owned or acquired by an awardee that are delivered to the Company, or withheld from an Award, to pay the exercise price of an Award shall not become available for purposes of the Plan.

SECTION 3

GRANT OF SHARE OPTIONS, RESTRICTED SHARES OR RESTRICTED SHARE UNITS

On each July 1 (or if such day is not a business day, the next succeeding day) within the duration of the Plan, each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be granted an Award of Restricted Share Units with a total value of $50,000, with the number of Restricted Share Units equal to $50,000 divided by the Fair Market Value of a Share, determined as provided in Section 4(H), on the date of grant. Each Non-Employee Director also received a grant of Restricted Share Units with a total value of $37,500, based upon the foregoing calculation, on October 1, 2008 (the “Interim Grant”), which is contingent upon shareholder approval of the Plan. In the discretion of the Committee, instead of an Award consisting solely of Restricted Share Units, the composition of the Award may be in the form of Share Options, Restricted Shares or Restricted Share Units, or any combination thereof. If the number of Shares then remaining available for the grant under the Plan is not sufficient for each Non-Employee Director to be granted an award with a total value of $50,000, then each Non-Employee Director shall be granted an Award with a value equal to the number of Shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share.

SECTION 4

TERMS AND CONDITIONS OF SHARE OPTIONS

Share Options granted under the Plan shall be subject to the following terms and conditions:

(A) Option Price.  The purchase price at which each Share Option may be exercised (the “Option Price”) shall be one hundred percent (100%) of the Fair Market Value per share of the Shares covered by the Share Option on the date of grant, determined as provided in Section 4(H).

(B) Method of Exercise.  Share Options may be exercised in whole or in part, by giving written, electronic or telephonic notice of exercise to the Company or its agent, in a method acceptable to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i) In cash (by certified, bank check, money order or other instrument acceptable to the Committee);

(ii) In the form of delivered Shares that are not then subject to restrictions, or Shares withheld from the exercise of the Option, in either case if permitted by the Committee in its discretion. Such surrendered or withheld shares shall be valued at Fair Market Value on the exercise date; or

(iii) Any combination of cash and such Shares, if the use of Shares is permitted by the Committee in its discretion, in the amount of the full purchase price for the number of Shares as to which the Option is exercised; provided, however, that any portion of the Option Price representing a fraction of a share shall be paid by the Optionee in cash.

(iv) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

The delivery of certificates representing Shares to be purchased pursuant to the exercise of the Share Option or electronic or book-entry recordation thereof will be contingent upon receipt from the optionee by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Share Option or applicable provisions of laws. If the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no Shares will be issued until the Company has received full payment in cash (including check, bank draft or money order) for the option price, whether from the optionee, or from a broker or other agent.

(C) Cashless Exercise.  If expressly provided at the time of grant, participants who hold Share Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of the Fair Market Value of a Share on the date such right is exercised over the Option Price of the Option, multiplied by the number of Shares with respect to which such right is exercised.

(D) Vesting.  Except as otherwise provided by the Committee, Share Options granted hereunder shall be exercisable immediately upon the date of grant. No Share Option shall be exercisable after the expiration of ten years from the date of grant. A Share Option, to the extent exercisable, may be exercised in whole or in part.

(E) Transferability.  If and to the extent required for Share Options granted under the Plan to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”), (i) no Share Option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death and (ii) all Share Options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian or legal representative.

(F) Separation from Service.  If a grantee ceases to be a Director of the Company for any reason, any outstanding Share Options of the grantee (whether or not then held by the grantee) shall be exercisable and shall terminate according to the following provisions:

(i) If a grantee ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any then outstanding Share Option of such grantee (whether or not exercisable immediately prior to the grantee ceasing to be a Director) shall be exercisable at any time prior to the expiration date of such Share Option or within one year after the date the grantee ceases to be a Director, whichever is the shorter period;

(ii) If during his term of office as a Director, a grantee resigns from the Board or is removed from office for cause, any outstanding Share Option of the grantee which is not exercisable immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding Share Option of the grantee which is exercisable immediately prior to resignation or removal shall be exercisable at any time prior to the expiration date of such Share Option or within 90 days after the date of resignation or removal, whichever is the shorter period;

(iii) Following the death of a grantee during service as a Director of the Company, any Share Option of the grantee outstanding at the time of death (whether or not exercisable immediately prior to death of the grantee) shall be exercisable by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the Share Option or shall die intestate, by the legal representative of the grantee (or, if then permitted under the Plan and the applicable Share Option agreement, by the grantee’s inter vivos transferee) at any time prior to the expiration date of such Share Option or within one year after the date of death of the grantee, whichever is the shorter period;

(iv) Following the death of a grantee after ceasing to be a Director and during a period when a Share Option remains outstanding, any Share Option of the grantee outstanding and exercisable at the time of death shall be exercisable by such person entitled to do so under the Will of the grantee or by such legal representative (or, if then permitted under the Plan, by such inter vivos transferee) at any time prior to the expiration date of such Share Option or within one year after the date of death of the grantee, whichever is the shorter period.

(G) Agreement.  All Share Options shall be confirmed or evidenced by an agreement or notice thereof, or an amendment thereto, which shall be executed on behalf of the Company and, if required by the Company, by the grantee.

(H) Fair Market Value.  Fair Market Value of the Shares means the last reported sale price at which a Share is traded on such date or, if no Shares are traded on such date, the most recent date on which Shares were traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange which is the principal trading market for the Shares.

(I) Registration and Listing.  The obligation of the Company to issue Shares under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such Shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the Shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any Share Option granted under the Plan may be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(G), or an amendment thereto.

SECTION 5

RESTRICTED SHARE AWARDS

(A) Nature of Restricted Share Award.  A Restricted Share Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing service and/or such other criteria as the Committee may determine in its discretion.

(B) Acceptance of Award.  A participant who is granted a Restricted Share Award which requires the making of a payment to the Company shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares, covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Shares in such form as the Committee shall determine. Restricted Share Awards will otherwise be evidenced by notice thereof.

(C) Rights as a Shareholder.  Upon complying with Section 5(B), a participant shall have all the rights of a shareholder with respect to the Restricted Shares including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 5 and subject to such other conditions contained in the written instrument evidencing the Restricted Share Award. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Shares shall remain in the possession of the Company until such shares are vested as provided in Section 5(E) below.

(D) Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of until the restrictions thereon lapse pursuant to the provisions of Section 5(E).

(E) Vesting of Restricted Shares.  The Restricted Shares issued under this Plan shall vest over the period determined by the Committee in its discretion. Subsequent to such date or dates of vesting, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested”.

(F) Waiver, Deferral and Reinvestment of Dividends.  The written instrument evidencing the Restricted Share Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Shares, in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

SECTION 6

RESTRICTED SHARE UNIT AWARDS

(A) Nature of Restricted Share Unit Award.  A Restricted Share Unit represents a right to receive Shares or cash at a specified time.

(B) Acceptance of Award.  A participant who is granted a Restricted Share Unit which requires the making of a payment to the Company shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares, covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Share Unit in such form as the Committee shall determine. Restricted Share Units will otherwise be evidenced by notice thereof.

(C) Rights as a Shareholder.  Holders of Restricted Share Units shall not have the rights of shareholders until Shares are issued in satisfaction thereof, but may have dividend equivalent rights, as determined by the Committee. The Interim Grant shall, contingent upon shareholder approval of the Plan, include dividend equivalent rights from the date of grant as determined by the Committee.

(D) Restrictions.  Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of.

(E) Vesting and Payment of Restricted Share Units.  The Restricted Share Units issued under this Plan shall be immediately vested upon the date of grant, unless otherwise determined by the Committee in its discretion. Payment for the Restricted Share Units shall be made within 30 days following the Non-Employee Directors’ separation from service, within the meaning of Section 409A of the Code.

(F) Waiver, Deferral and Reinvestment of Dividend Equivalents.  The written instrument evidencing the Restricted Share Units may require or permit the immediate payment, waiver, deferral or investment of dividend equivalents paid on the Restricted Share Units, in a manner consistent with Section 409A of the Code.

SECTION 7

ADJUSTMENT AND SUBSTITUTION OF SHARES

If a dividend or other distribution shall be declared upon the Shares payable in Shares, the number of Shares then subject to any outstanding Share Options or Restricted Share Units, the number of Shares to be subject to any Award thereafter granted and the number of Shares which may be issued under the Plan but are not then subject to outstanding Awards shall be adjusted by adding thereto the number of Shares which would have been distributable thereon if such Shares had been outstanding on the date fixed for determining the shareholders entitled to receive such dividend or distribution.

If the outstanding Shares shall be changed into or exchangeable for a different number or kind of Shares or other securities of the Company or another Company, whether through reorganization, reclassification, recapitalization, stock split-up, combination of Shares, merger or consolidation, then there shall be substituted for each share of the Shares subject to any then outstanding Share Option or Restricted Share Unit, for each Share which would otherwise be subject to any Award thereafter granted, for each share of the Shares which may be issued under the Plan but which is not then subject to any outstanding Share Option or Restricted Share Unit and for each Restricted Share, the number and kind of Shares or other securities into which each outstanding Share shall be so changed or for which each such share shall be exchangeable.

In case of any adjustment or substitution as provided for in this Section 7, the aggregate Option Price for all Shares subject to each then outstanding Share Option prior to such adjustment or substitution shall be the aggregate Option Price for all Shares of stock or other securities (including any fraction) to which such Shares shall have been adjusted or which shall have been substituted for such Shares. Any new Option Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

No adjustment or substitution provided for in this Section 7 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional Shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

SECTION 8

ADDITIONAL RIGHTS IN CERTAIN EVENTS

(A) Definitions.

For purposes of this Section 8, the term “Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Act (other than Wm. Polk Carey, the Carey Family, the W. P. Carey Foundation, the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% o or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s Board of Eligible Directors (“Voting Securities”) or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

(ii) persons (as defined in subsection (i) above) who, as of the Effective Date, constitute the Company’s Board of Eligible Directors (the “Incumbent Eligible Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a Eligible Director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Eligible Directors shall, for purposes of this Plan, be considered an Incumbent Eligible Director; or

(iii) the Shareholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% o or more of the voting equity of the entity issuing cash or securities in the consolidation or merger (or of its ultimate parent entity, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company other than to an entity with respect to which, following such sale or disposition, the shareholders of the Company immediately prior to the sale own more than eighty percent (80%) of, respectively, the outstanding shares of stock and the combined voting power of the outstanding voting securities entitled to vote generally in the election of the board of such entity or (C) any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 25% or more of the Shares then outstanding or (y) the proportionate voting power represented by the Shares beneficially owned by any person to 25% or more of the combined voting power of all then outstanding voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other Voting Securities (other than pursuant to a Share split, Share dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i). For purposes of the foregoing, “Carey Family” shall mean Wm. Polk Carey, his spouse, and lineal descendants and his brothers and brothers-in-law, sisters and sisters-in-law and each of their lineal descendants.

(B) Acceleration of the Exercise Date of Share Options and Lapse of Restrictions

Notwithstanding any other provision contained in the Plan, in case Change of Control occurs, all outstanding Share Options shall become immediately and fully exercisable, whether or not otherwise exercisable by their terms and any restrictions on Restricted Shares and Restricted Share Units shall lapse immediately; provided that the payment date of any Awards that are considered deferred compensation shall not be accelerated.

SECTION 9

EFFECT OF THE PLAN ON THE RIGHTS OF COMPANY AND SHAREHOLDERS

Nothing in the Plan, in any Share Option, Restricted Share or Restricted Share Unit granted under the Plan, or in any Share Option or other Award agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board to elect and remove Directors.

SECTION 10

AMENDMENT AND TERMINATION

The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding Share Options or Restricted Shares or Restricted Share Units granted under the Plan; and provided further that no amendment of the Plan shall (a) be made without shareholder approval if shareholder approval of the amendment is at the time required for Share Options, Restricted Shares or Restricted Share Units under the Plan to qualify for the exemption from Section 16(b) of the 1934 Act provided by Rule 16b-3 or by the rules of the New York Stock Exchange or any stock exchange on which the Shares may then be listed, or otherwise amend the Plan in any manner that would cause Share Options, Restricted Shares or Restricted Share Units under the Plan not to qualify for the exemption provided by Rule 16b-3. No amendment or termination of the Plan shall, without the written consent of the holder of a Share Option, Restricted Shares or Restricted Share Units theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any Share Option or other Award agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for Share Options, Restricted Shares or Restricted Share Units granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the 1934 Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding Share Options, Restricted Shares or Restricted Share Units theretofore granted under the Plan notwithstanding any contrary provisions contained in any Share Option or other Award agreement. In the event of any such amendment to the Plan, the holder of any Share Option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the Share Option agreement referred to in Section 4(G) within such reasonable time as the Committee shall specify in such request.

SECTION 11

EFFECTIVE DATE AND DURATION OF PLAN

The effective date (the “Effective Date”) of this Plan shall be September 18, 2008, subject to approval of the Company’s shareholders. No Awards may be granted under the Plan subsequent to September 17, 2018.

SECTION 12

GOVERNING LAW

This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York to the extent applicable, without regard to conflicts of laws principles.

MELLON INVESTOR SERVICES
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JERSEY CITY, NJ 07310
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W. P. CAREY & CO. LLC	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” the election of the nominees listed for the Board of Directors, and “FOR” Proposals 2 and 3.	☐	☐	☐

Vote On Directors

1.	Election of Directors

	Nominees:

	01)	Wm. Polk Carey	07)	Benjamin H. Griswold, IV
	02)	Francis J. Carey	08)	Lawrence R. Klein
	03)	Trevor P. Bond	09)	Karsten von Köller
	04)	Nathaniel S. Coolidge	10)	Robert E. Mittelstaedt, Jr.
	05)	Gordon F. DuGan	11)	Charles E. Parente
	06)	Eberhard Faber, IV	12)	Reginald Winssinger

Vote On Proposals					For	Against	Abstain

2.	Approval of the 2009 Share Incentive Plan.				☐	☐	☐

3.	Approval of the 2009 Non-Employee Directors’ Incentive Plan.				☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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M14470-P71700

W. P. CAREY & CO. LLC
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
JUNE 11, 2009
The shareholder(s) hereby appoint(s) Thomas E. Zacharias and Mark J. DeCesaris, and each of them, with full power of substitution, as proxy to vote all listed shares of W. P. Carey & Co. LLC that the shareholder(s) is/are entitled to vote at the 2009 Annual Meeting of Shareholders of W. P. Carey & Co. LLC to be held at TheTimesCenter, 242 West 41st Street, New York, NY on Thursday, June 11, 2009 at 4:00 p.m., and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side